SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(6)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Community Banks of Georgia, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, $5.00 par value per share
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

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	(4)	Date Filed: N/A

Community Banks of Georgia, Inc.
15 Mountainside Drive
Jasper, Georgia 30143
___________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF COMMUNITY BANKS OF GEORGIA, INC.
___________________________________________________

To be Held on __________, 2005

A special meeting of shareholders of Community Banks of Georgia, Inc. will be held on __________, 2005, at 7:00 p.m. at Community Bank of Pickens County, 15 Sammy McGhee Boulevard, Jasper, Georgia, for the purpose of considering and voting on:

(1)
a Plan of Reorganization and Agreement of Merger providing for the merger of CBG Interim Corporation (“Interim”) with and into Community Banks of Georgia, Inc. (the “Company”), in which holders of 500 or more shares of the Company common stock on the effective date of the merger will continue to hold shares of the Company’s common stock and in which the holders of less than 500 shares on the effective date of the merger will receive $20.85 in cash in exchange for each of their shares of such stock; and

(2)	to transact any other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on __________, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

The proxy statement and a proxy solicited by the board of directors of the Company are enclosed herewith. Please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

All shareholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS, /s/John T. Trammell John T. Trammell President and Chief Executive Officer

Do not send stock certificates to the company for exchange at this time. If the reorganization is approved, the Company will send you a transmittal letter with instructions on exchanging your old stock certificate(s) for any cash payment due to you.

COMMUNITY BANKS OF GEORGIA, INC.
15 Sammy McGhee Boulevard
Jasper, Georgia 30143

PRELIMINARY PROXY STATEMENT
Dated May 31, 2005
For Special Meeting of Shareholders
To Be Held on __________, 2005

The board of directors of Community Banks of Georgia, Inc. (the “Company”) has determined that it is advisable and in the best interests of the Company and its shareholders to effect a reorganization that will permit the Company to become a private company by reducing its number of record shareholders below 300. Once private, the Company will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934.

The Plan of Reorganization and Agreement of Merger provides for the merger of CBG Interim Corporation (“Interim”) with and into the Company, with the Company surviving the merger. Interim is a new Georgia corporation formed solely to effect the reorganization. In the reorganization, shareholders owning less than 500 shares of the Company’s common stock will receive $20.85 in cash for each share that they own on the effective date of the reorganization. All other shares will remain outstanding and be unaffected by the reorganization.

Only shareholders of record at the close of business on __________, 2005, which is the record date, are entitled to notice of and to vote in person or by proxy at the special meeting. As of the record date, there were 970,000 shares of common stock, $5.00 par value per share, of the Company outstanding and entitled to vote at the special meeting.

Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the special meeting in accordance with the specifications thereon. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the John T. Trammell, President of Community Banks of Georgia, Inc., 15 Sammy McGhee Boulevard, Jasper, Georgia 30143, or by personally withdrawing the proxy at the special meeting and voting in person.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the reorganization, passed upon the merits or fairness of the reorganization or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

APPENDIX A - Plan of Reorganization and Agreement of Merger
APPENDIX B - Portions of the Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2005
APPENDIX C - Pro Forma Financial Information
APPENDIX D - Georgia Dissenters’ Rights Statute
APPENDIX E - Valuation and Opinion of Financial Consultant

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with different information. The information contained in this proxy statement is accurate only as of the date of hereof regardless of the time of delivery or when the reorganization is effected. Unless the context indicates otherwise, all references in this prospectus to we, our, us or the Company refer to Community Banks of Georgia, Inc. and its wholly-owned subsidiary bank, Community Bank of Pickens County, on a consolidated basis.

i

INTRODUCTION

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the board of directors of Community Banks of Georgia, Inc. for use at the Company’s special meeting of shareholders to be held on _________, __________, 2005, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of special meeting. The Company intends to mail this proxy statement and the accompanying form of proxy card to shareholders on or about _________, 2005.

Only shareholders of record at the close of business on __________, 2005, which is the record date, are entitled to notice of and to vote in person or by proxy at the special meeting. As of the record date, there were 970,000 shares of common stock, $5.00 par value per share, of the Company outstanding and entitled to vote at the special meeting.

QUORUM AND VOTING REQUIREMENTS

Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the special meeting in accordance with the specifications thereon. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to John T. Trammell, President of Community Banks of Georgia, Inc., 15 Sammy McGhee Boulevard, Jasper, Georgia 30143 or by personally withdrawing the proxy at the special meeting and voting in person.

Proxies that are executed, but that do not contain any specific instructions, will be voted to approve the proposed Plan of Reorganization and Agreement of Merger. We refer to the transactions contemplated by this agreement collectively as “the reorganization”. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the special meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the special meeting.

The holders of a majority of the shares entitled to vote on the record date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the special meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the meeting. In counting the votes cast, only those cast “for” and “against” a matter are included. An abstention is counted only for purposes of determining the presence of a quorum at the meeting.

The affirmative vote of a majority of the shares entitled to be voted on the matter is required in order for the reorganization to be approved. The directors and executive officers of the Company, have indicated that they intend to vote all shares beneficially owned by them in favor of the reorganization. The directors and executive officers of the Company currently beneficially own approximately 53% of the outstanding common stock. Accordingly, approval of the merger is assured.

For any other business that may properly come before the special meeting, if more shares are voted in favor of the matter than against, it the matter shall be approved, unless the vote of a greater number is required by law.

SUMMARY TERM SHEET

The following summary, in question-and-answer format, highlights material information with respect to the reorganization. This summary is provided to assist the shareholders in their review of this proxy statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement and appearing in the appendices. All shareholders are urged to read this proxy statement in its entirety

•
What are the purposes of the special meeting, and when and where is it being held? The Company is holding the special meeting for its shareholders to consider and vote on a Plan of Reorganization and Agreement of Merger that provides for the merger of Interim with and into the Company, with the Company surviving the merger. In the reorganization, shareholders owning less than 500 shares of the Company’s common stock will receive $20.85 in cash for each share that they own on the effective date of the reorganization. All other shares will remain outstanding and be unaffected by the reorganization. See “Terms of the Transaction—Purpose of and Reasons for the Reorganization”.

•
What is the effect of the reorganization on me as a shareholder of the Company? If you are a shareholder owning less than 500 shares of the Company’s common stock, you will receive $20.85 in cash for each share that you own on the effective date of the reorganization and will no longer continue as a shareholder in the Company.  If you are a shareholder owning 500 or more shares of the Company’s common stock, you will remain a shareholder of the Company after the reorganization. See “Terms of the Transaction—Effects of the Reorganization”.

•
May I buy additional shares in order to remain a shareholder? Yes. If you acquire a sufficient number of shares to ensure that you are the record holder of 500 or more shares before we effect the reorganization by filing the articles of merger, which we plan to do the day of or the next day after the __________, 2005 special meeting, you will not receive cash for your shares in the reorganization but will continue as a Company shareholder. It is possible that if enough shareholders were to acquire enough shares so that they held 500 or more shares, we would not be able to reduce our number of record shareholders below 300 and achieve the purpose described below.

•
Why does the Company want to conduct the reorganization now? The Company is proposing the reorganization in order to “go private”—meaning that the Company would terminate its status as a “public” company. The Company’s common stock is currently registered under Section 12(g) of the federal Securities Exchange Act making the Company subject to filing with the Securities and Exchange Commission, or SEC, and other obligations. “Going private” will relieve the Company from the expense and burden associated with compliance with both current and proposed federal securities laws and regulations. These burdens include not only filing publicly available periodic reports with the SEC, but also new obligations under the Sarbanes-Oxley Act of 2002. The Company can go private if it reduces the number of its record shareholders below 300, which the proposed reorganization is designed to do. The Company anticipates that the reorganization, if consummated and there are no trades among shareholders, would reduce the number of record holders from 614 to approximately 248. See “Terms of the Transaction—Purposes of and Reasons for the Reorganization”.

•
Are there any disadvantages to the reorganization and “going private”? Yes. The Company’s common stock may be less liquid after the reorganization. There will also be less publicly available information concerning the Company, and the Company and its management will not have to comply with certain federal securities laws.

Any time the number of shareholders of a company decreases to a smaller number, the remaining shareholders will likely find that there are fewer buyers and sellers for their shares, although the effect on the Company will not be as dramatic as it would be on a company that has an established trading market before going private.

After the Company goes private, it will cease filing publicly available periodic reports with the SEC, so remaining shareholders and investors will not have access to as much public information about the Company as before. In addition, the Company and its directors and officers will not be subject to certain federal securities laws. See “Terms of the Transaction—Effects of the Reorganization”.

•	Who are the record holders? A shareholder who owns “of record” is the person in whose name stock shares are registered on the records of the Company.
•
Who can vote, and what is the vote necessary to approve the reorganization? Any Company shareholder of record as of the record date, which is __________, 2005, can vote by proxy or in person. The reorganization is not structured so as to require a vote of the majority of the unaffiliated shareholders. Rather, the Plan of Reorganization and Agreement of Merger must be approved by the affirmative vote of a majority of the shares entitled to be voted on the matter. Each outstanding share of the Company is entitled to one vote.

The directors and executive officers of the Company have indicated that they intend to vote all shares beneficially owned by them in favor of the reorganization. The directors and executive officers of the Company currently beneficially own approximately 52% of the outstanding common stock. Accordingly, approval of the merger is assured. See “Quorum and Voting Requirements”.

•
Does the board of directors recommend shareholders approve the reorganization? Yes. The board unanimously recommends a vote “for” the reorganization. The board by unanimous vote on February 8, 2005, after due deliberation and after considering the advice of counsel and its financial consultant, adopted resolutions approving the reorganization and declaring the terms and conditions of the reorganization advisable, fair to, and otherwise in the best interests of, the continuing and noncontinuing shareholders of the Company, whether affiliates of the Company or not; directing that the proposed reorganization be submitted to the shareholders of the Company for consideration; and recommending that such shareholders vote in favor of the reorganization

•
Does the board of directors have any interests that differ from my interests as a shareholder? You should be aware that the board has interests that differ from yours if you are the record holder of less than 500 shares of common stock. For instance, although the board participates in the reorganization on the same terms as all shareholders, all eight directors of the Company own at least 500 shares, and consequently they will remain shareholders of the Company after the reorganization. Also, like all remaining shareholders, their percentage ownership of the Company will increase by a small amount due to the elimination of shareholders who currently hold less than 500 shares, but only in the same proportion as the other remaining shareholders. See “Terms of the Transaction—Determination of Fairness by the Board of Directors of the Company”.

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Is the price being paid to shareholders who will not remain after the reorganization fair? The board of directors of the Company believes that the reorganization, including the price per share to be paid to shareholders who will not continue as shareholders following the reorganization, is substantively and procedurally fair to the unaffiliated and affiliated shareholders of the Company. The most recent market transactions of the stock involved the sale of the stock at $20.85 per share. This recent trading at higher than normal prices involved one or more filing persons that were aware of the higher than normal price being offered in the reorganization.

To assist the board in determining the substantive fairness of the price, the board retained T. Stephen Johnson & Associates, Inc., a financial consultant. T. Stephen Johnson & Associates rendered an opinion that the $20.85 per share cash consideration to be received in the reorganization by shareholders who hold less than 500 shares of the Company is fair. The opinion of the financial consultant is set forth in Appendix E. Although the board considered the T. Stephen Johnson & Associates opinion, the board conducted its own independent deliberation and based its decisions on that deliberation.

The board also determined that the reorganization was procedurally fair to the shareholders. In reaching their decisions, the board considered that holders of less than 500 shares would be entitled to dissenters’ rights. The transaction however is not structured so as to require the approval of a majority of the unaffiliated shareholders, and an unaffiliated representative did not represent the interests of the unaffiliated shareholders. See “Terms of the Transaction—Determination of Fairness by the Board of Directors of the Company”.

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Do shareholders have any dissenters’ rights? Yes. If you vote against the reorganization and comply with other procedural steps, Georgia’s dissenters’ rights statute permits you to dissent from the reorganization and demand payment of fair value for your eliminated shares rather than accepting the amount provided for in the Plan of Reorganization and Agreement of Merger. Provided you comply with the detailed statutory procedures to perfect your dissenters’ rights, a dissenting shareholder can seek appraisal of the value of the shares in court. The fair value as determined by a court, however, could be lower or higher than the $20.85 per share that non-dissenting shareholders will receive in the reorganization. See “Dissenters’ Rights”.

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What are the material federal tax consequences to me as a result of the reorganization? If you receive cash in the reorganization for your Company common stock, you will recognize taxable gain or loss equal to any difference between the amount of cash you receive and your adjusted basis in the common stock. Assuming you are holding your common stock as a capital asset, any gain or loss will be capital gain or loss—and if your holding period exceeds one year, it will be long-term capital gain or loss. You will have no tax consequences if you continue as a shareholder of the Company following the reorganization.

Tax consequences may depend on individual circumstances. Consequently, we recommend that you consult with your own tax advisor regarding the tax effects to you. See “Federal Income Tax Consequences”.

•
When will the reorganization be effective? The reorganization will not be effected unless and until the Company’s shareholders approve the reorganization. Assuming this occurs, the Company will file articles of merger with the Georgia Secretary of State either the day of or the day after such approval and thereby effect the reorganization. See “Description of the Plan of Reorganization and Plan of Merger”.

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What are the costs of the reorganization? We estimate that approximately $1.2 million will be required to pay for the shares of the Company common stock to be purchased in the reorganization and that we will incur approximately $75,000 in transaction expenses. See “Source of Funds and Expenses”.

•
What information should I consult regarding the reorganization? We encourage to read this proxy statement for information on the reorganization We also encourage you to read the appendices that are being delivered to you with this proxy statement:

•	Appendix A—Plan of Reorganization and Agreement of Merger

•	Appendix B—portions of our annual report on Form 10-KSB for the year ended December 31, 2004 and our quarterly report on Form 10-QSB for the quarter ended March 31, 2005

•	Appendix C—Pro Forma Financial Information

•	Appendix D—the Georgia dissenters’ rights statute

•	Appendix E—the valuation and opinion of the financial consultant

In addition, the Company currently files reports with the SEC, which are available from the SEC or through the Internet, as described in “Where You Can Find More Information”. This proxy statement and its appendices are part of an SEC filing the Company has made on Schedule 13E-3, which contains information not set forth in this proxy statement or its appendices. You may wish to consult this additional information.

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What do I need to do now? Please sign, date, and complete your proxy card and promptly return it in the enclosed envelope so that your shares can be represented at the special meeting. If you do not return your proxy card or vote your shares in person at the special meeting, each of those shares will be treated as a non-vote and will have the same effect as a vote against approval of the reorganization.

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Should I send in my stock certificates now? Not yet. If the reorganization is approved and your interest in the Company is eliminated because you own less than 500 shares of Company common stock, following the special meeting, the Company will send you a letter of transmittal with instructions on surrendering your certificates and receiving your cash payment. Upon receipt of your duly completed letter of transmittal and surrender of your stock certificates in accordance with the instructions in the letter of transmittal, the Company will promptly forward the cash payment (without interest) you will be entitled to. See “Description of the Plan of Reorganization and Agreement of Merger”.

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What if I have questions about the reorganization or the voting process? Please direct any questions about the reorganization or the voting process to John T. Trammell, President of Community Banks of Georgia, Inc., 15 Sammy McGhee Boulevard, Jasper, Georgia 30143, (706) 253-9600.

TERMS OF THE TRANSACTION

Purpose of and Reasons for the Reorganization

The purpose of the reorganization is to permit the Company to save certain costs we currently incur, and are expected to incur in the future if the reorganization is not consummated, because of our status as a reporting company under the federal securities laws. The board believes that such action is in the best interests of the Company because the out-of-pocket and internal costs to the Company associated with compliance with federal securities laws, when compared to the limited number of shareholders of the Company and the absence of any trading market is, in the Company’s opinion, unwarranted.

The reorganization will allow the Company to achieve this purpose by reducing the number of the Company’s record shareholders to fewer than 300, thereby allowing it to terminate its registration under Section 12(g) of the Securities Exchange Act. This will relieve the Company of its obligation to file periodic reports under Section 12 of the Securities Exchange Act, such as SEC Forms 10-KSB, 10-QSB and 8-K, proxy statements compliant with Section 14 of the Securities Exchange Act, and to comply with the insider trading obligations of Section 16 of the Securities Exchange Act and other obligations under the federal securities laws.

We incur direct costs as a reporting company under the Securities Exchange Act, including legal and accounting fees, to prepare SEC reports. We also incur indirect costs because management and personnel are required to devote substantial time and attention to the preparation and review of these filings and to other federal securities law matters. We estimate that the direct and indirect costs associated with the Company’s status as a reporting company were in excess of $80,000 annually during 2004.

The Sarbanes-Oxley Act of 2002 will add substantially to the Company’s direct and indirect costs of being a public company. The increasing costs are due in part to regulations implementing the Sarbanes-Oxley Act that require the Company to maintain and regularly evaluate disclosure controls and procedures with respect to the Company’s SEC reports. If the reorganization is not effected, the Company will be obliged to engage additional consultants or accountants to assist us in 2005 in evaluating our internal controls and engage our independent accountants to render an attestation report on the Company’s internal controls. These new requirements also increase the internal costs to the Company by diverting management attention from Company operations. Currently, the Company spends approximately $80,000 per year on periodic reporting. The total costs are estimated to be in excess of $325,000 during 2006 and $200,000 per year thereafter. The estimated increase of $245,000 next year is related to the transition into initial compliance with Section 404 of the Sarbanes-Oxley Act and includes $150,000 in fees for the outsourced internal audit attestation process, $50,000 in fees for the external audit review of the attestation process and $45,000 in management and board costs. The estimated increase of $120,000 per year thereafter is related to an increase of $50,000 in outside audit functions, $40,000 in fees for the external audit review of the attestation process and $30,000 in management and board costs.

While these requirements might be of benefit to the shareholders of larger companies with significant numbers of shareholders and an active trading market, in management’s opinion the costs are not justified in our case, particularly because our shareholders do not enjoy the primary benefit of public company status to shareholders: an efficient, liquid trading market for the shares. The value to shareholders and investors of publicly available information about the Company is lower than it would be if there was an established trading market for our common stock. This is so because shareholders and investors cannot easily buy or sell stock in reaction to information in our SEC filings. We have also not historically used or needed the primary benefit to public companies of their reporting status—relatively easy access to the public capital markets. Our capital needs have been met through other methods.

The company and other filing persons determined that the reorganization should be undertaken before the substantial increase in costs in 2006. Although the Company had considered whether the costs of remaining a reporting company outweighed its benefits throughout 2004, the only year prior to 2005 in which the company was an SEC reporting company, it was only in the fall of 2004 and early 2005 that it determined the reorganization was in the best interests of the Company and its shareholders.

As of the record date for the reorganization, __________, 2005, there were 614 shareholders of record. On such date, 366 shareholders owned fewer than 500 shares. Although holders of fewer than 500 shares constitute approximately 60% of the total shareholders of record of the Company, those shareholders own less than 5.2% of the outstanding shares of common stock. Of these 366 shareholders, there are some 204 shareholders of record who own 100 shares or less. These shareholders have relatively little economic interest in the Company. The redemption of shares in the reorganization offers those shareholders an economical way of disposing of their shares, particularly in light of the fact that there is no public trading market for the shares.

Effects of the Reorganization

Reduction in the number of shareholders of record and the number of outstanding shares of the Company. Upon consummation of the reorganization and assuming that there are no trades among shareholders, we will reduce our number of record shareholders from 614 to approximately 248. We estimate that approximately 57,787 shares held by 366 shareholders of record will be exchanged for cash in the reorganization, and that the number of outstanding shares of common stock will decrease from 970,000 to approximately 912,213, representing a reduction of approximately 6%.

Shareholders of the Company who currently hold less than 500 shares will cease to be shareholders upon effectiveness of the reorganization, and will lose all rights of shareholders, including voting and dividend rights. Such shareholders will only have the right to receive cash in an amount equal to $20.85 per share of common stock held prior to the effectiveness of the reorganization.

Shareholders who hold more than 500 shares before the reorganization will continue to be shareholders after the reorganization. All of the shares will remain outstanding and unaffected. A purpose of the reorganization is not to change the proportionate equity interests of the Company’s remaining shareholders, but some incidental change will occur in connection with the elimination of shareholders who currently hold less than 500 shares. No shareholder’s post-reorganization percentage ownership of the Company is expected to increase by more than 6.33%. For example, the Company’s largest shareholder beneficially owns 166,525 shares, or 14.8% of the shares outstanding. After the reorganization, he will continue to own 166,525 shares but his proportionate equity interest will increase to 15.6% of the shares outstanding, an increase of 5.4%. A shareholder who owns 500 shares will continue to hold the same 500 shares after the reorganization but his percentage interest will increase from .0444% to .0469%, an increase of 5.63%.

Decrease in book value. Because the Company is paying non-remaining shareholders more than the current book value per share, the book value per share for remaining shareholders will decrease after the reorganization. The total cost to the Company, including expenses, of effecting the reorganization is expected to be approximately $1.28 million, and our aggregate shareholders’ equity was approximately $13.9 million, or $14.32 per share at March 31, 2005. As a result of the reorganization, the book value per share of common stock will be decreased by approximately 3% to approximately $13.83 per share on a pro forma basis.

Decrease in capital. As a result of the reorganization, our capital will be reduced, as of March 31, 2005, from approximately $13.9 million to approximately $12.6 million. We anticipate, however, that our subsidiary, Community Bank of Pickens County, will remain “well capitalized” for bank regulatory purposes.

Termination of Securities Exchange Act registration. As soon as practicable after effectiveness of the reorganization, we intend to make the requisite filing with the SEC to terminate our registration under the Securities Exchange Act. Immediately upon such filing, the Company’s duty to file reports with the SEC will be suspended. Termination of the Company’s registration, and thus its duty to file reports and comply with the federal securities laws and regulations, will be effective 90 days after such filing or such shorter time as determined by the SEC. Shareholders and investors will no longer have the benefit of being able to review these publicly-available SEC reports on an ongoing basis, and will not benefit from corporate governance and other initiatives under the Sarbanes-Oxley Act after the termination of the Company’s registration.

Liquidity of the common stock. There is no public trading market for the Company’s common stock. Nevertheless, the decrease in the number of shareholders and of the number shares of common stock outstanding as a result of the reorganization may adversely affect the liquidity of the common stock. Buyers may be discouraged due to their being fewer shares and fewer potential sellers. In addition, after the Company terminates its obligation to file reports with the SEC, the reduction in public information concerning the Company and the termination of the Company’s status as a reporting company may adversely affect the liquidity and market value of the common stock. This may happen because, among other reasons, potential buyers and sellers may find it more difficult to determine the market value of stock without the benefit of publicly available information. Potential new investors who are unfamiliar with the Company may particularly be reticent, due to the lack of such available information.

Financial effects of the reorganization. We estimate that approximately $1.2 million will be required to pay for the shares of the Company common stock exchanged for cash in the reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $75,000. The board of directors believes that the payment to shareholders receiving cash in the reorganization and the payment of expenses will not have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under “Sources of Funds and Expenses” for a description of the sources of funds for the reorganization and the fees and expenses we expect to incur in connection with the reorganization.

Effects on ownership of affiliates. Affiliates of the Company, including our officers and directors, will participate in the reorganization to the same extent as nonaffiliates. However, the directors and executive officers will all remain as shareholders following the reorganization because they each own more than 500 shares. As with all other remaining shareholders of the Company, the percentage ownership by the affiliates of the total outstanding shares after the reorganization will increase. The Company has no controlling or 5% or greater shareholders who are not on the board of directors.

Continuing shareholders of the Company, which includes all affiliates, will realize a decrease in book value per share and may realize an increase in earnings per share as a result of the reorganization. The pro forma effect of the reorganization on the March 31, 2005 diluted earnings per share of the Company is anticipated to be a $0.52 per share, or 4%, increase from actual diluted earnings per share. The anticipated effect on diluted book value per share is a $0.53 per share, or 4%, decrease from actual diluted  book value per share. See the pro forma financial information included in Appendix C to this proxy statement.

Federal Tax Consequences to Company and Each Filing Party. Neither the Company nor any filing party will recognize gain or loss for U.S. federal income tax purposes as a result of the reorganization except to the extent that the filing parties are also shareholders of the Company and would recognize a gain or loss in such capacity. See “Federal Income Tax Consequences”.

Background and Procedures

The Company first considered undertaking a “going private” transaction in the fall of 2004. At meetings held on September 15, 2004 and October 21, 2004 the board discussed a proposed going private transaction. At the meeting held on September 15, 2004, at which all of the directors were present, Mr. Trammell first raised the proposal to the board for consideration. A lengthy and detailed discussion ensued where the board considered the number of shareholders that would need to be reduced to go private, as well as the market and social impact of forcing shareholders to sell their shares. The board agreed to invite Phil Moore from Porter Keadle Moore, an accounting firm that provides services to the Company, to discuss the advantages and disadvantages of going private.

The board continued its discussions at the October 21, 2004 meeting, at which all of the directors were present except Mr. James. At that meeting, the board’s invitee, Mr. Moore, led the board’s discussion of the costs involved with continued securities law compliance, particularly with respect to Section 404 of the Sarbanes-Oxley Act. Ultimately, the board decided that the costs savings justified reducing the number of smaller shareholders and directed management to begin the process. The board resolved to engage a financial advisor to provide a fairness opinion, having determined that the cost of obtaining such a fairness opinion was advisable in relation to the expenses of a going private transaction.

After the meeting, the financial consultant retained by the board, T. Stephen Johnson & Associates, Inc., was charged with evaluating what was a fair price to pay for Company shares owned by shareholders in the event of a going private transaction.

The board met again to consider the going private transaction on February 8, 2005 at a meeting at which all of the directors were present except Mr. Keeter and Mr. Neese. Mr. Moore, members of T. Stephen Johnson & Associates and members of the Company’s legal counsel, Kilpatrick Stockton LLP, attended the meeting as invitees. At that meeting, the board decided that if the Company was to go private, it would do so through a merger because the board determined that it was the simplest and most economical means of reducing the number of holders of the Company’s common stock below 300, thereby achieving its goal of terminating its obligations under the Securities Exchange Act, while eliminating any need to pay out cash to any shareholders that would continue to be shareholders after such a reorganization. Also at that meeting, T. Shephen Johnson & Associates delivered its report that $20.85 was a substantially fair price for the Company’s common stock in a reorganization. The financial consultant reviewed with the board its valuation of the shares of Company common stock and delivered its report containing the material features of such analysis. In addition, the board of directors was advised by its legal counsel as to matters concerning going private transactions and reorganizations, including the board’s fiduciary duties. The board discussed these matters and other related matters.

Based on its a independent deliberations at the February 8, 2005 meeting and at prior meetings, and after consultation with the its legal counsel and financial consultant and consideration of the consultant’s valuation report, the board by unanimous vote adopted resolutions approving the reorganization and declaring the terms and conditions of the reorganization and purchase of shares owned by shareholders that own less than 500 shares for $20.85 per share to be advisable, substantively and procedurally fair to, and otherwise in the best interests of, the continuing and noncontinuing shareholders of the Company, whether affiliates of the Company or not; directing that the proposed Plan of Reorganization and Agreement of Merger be submitted to the shareholders of the Company for consideration; and recommending that shareholders vote in favor of the reorganization. The board adopted the valuation analysis in the report of the financial consultant to the extent that, after its own independent review and discussion of such analyses, it considered such analyses in reaching its decisions.

T. Stephen Johnson & Associates, Inc., was then asked to provide its opinion to the board regarding whether $20.85 par share was a fair price to pay for the shares owned by shareholders owning less than 500 shares as a result of the reorganization. On February 10, 2005, T. Shephen Johnson & Associates delivered its opinion that $20.85 is a fair price to pay for shares of the company’s common share in the reorganization. The full text of the financial consultant’s valuation report and fairness opinion, which are summarized below under “—Report of the Financial Consultant”, are attached to this proxy statement as Appendix E.

In considering this recommendation, you should be aware that the board has some interests that differ from yours if you own of record less than 500 shares. Although the board participates in the reorganization on the same terms as all shareholders and would receive the same consideration for their shares as other shareholders, if such shareholder owns less than 500 shares, all eight of the directors of the Company own over 500 shares, and consequently they will remain shareholders in the Company after the reorganization. Also, like all remaining shareholders, their percentage ownership of the Company will increase a small amount due to the elimination of shareholders who currently hold less than 500 shares, but only in proportion to the other remaining shareholders. It is anticipated that all of the directors and executive officers will continue in their current positions after the reorganization. The board was fully apprised of and considered these potentially differing interests.

Determination of Fairness by the Board of Directors of the Company

The board considered a number of factors in determining whether it was in the best interests of the Company and its shareholders to undertake a transaction to reduce the number of shareholders to less than 300 persons in order to terminate the registration of its common stock under the Securities Exchange Act. The board’s deliberations on these factors formed the basis for its determination regarding undertaking the reorganization.

•
The board reviewed and discussed the cost savings to be achieved by terminating its filing and other obligations under the Securities Exchange Act. The board determined that cost savings of approximately $250,000 per year could be achieved if the Company terminated such obligations. These estimated cost savings weighed in favor of effecting the reorganization.

•
The board considered the time and effort currently required of management to comply with the current and proposed reporting and other federal securities law requirements, including initiatives under the Sarbanes-Oxley Act. The conservation of management time that could be achieved weighed in favor of effecting the reorganization.

•
The board considered the effect that terminating the registration of the common stock might have on the market for the Company’s common stock and the ability of shareholders to buy and sell shares, taking into account the relatively small number of shareholders and limited trading market for the common stock. Because there is a limited trading market for the Company’s common stock, the loss of liquidity that may be associated with the termination of a Company’s “public” status did not materially weigh against the reorganization. The reduction in the availability of public information weighed somewhat against the reorganization, but its negative effect was mitigated because of the limited trading market, which makes public information about the Company a less valuable resource for shareholders and investors than it would be if there has an established trading market for the Company’s shares because investors cannot easily buy or sell stock in reaction to information in the Company’s SEC filings.

•
The board considered that the reorganization would allow small shareholders who might otherwise encounter difficultly selling their shares to liquidate their shares without any transaction costs. The ability of small shareholders to achieve liquidity in their otherwise illiquid holdings at a significant premium to the prevailing price paid for the Company’s stock in the most recent transactions and return on their investments weighed in favor of the reorganization.

Considering these factors, the board determined that in the Company’s circumstances, the benefits to be gained from terminating its duty to file periodic SEC reports and its other obligations under the Securities Exchange Act outweighed any detrimental effects.

In considering the $20.85 per share price to be paid to shareholders that would not continue as shareholders after the reorganization, the board, in consultation with the financial consultant, reviewed and discussed a number of factors. The board deliberations on these factors formed the basis for the determination regarding the price to be to non-continuing shareholders in the reorganization. These factors, which were carefully discussed and considered by the board as part of its deliberations, included:

•	the current and historical financial performance of the Company, including the Company’s growth and its earnings;

•	the Company’s net book value, as a going concern and in liquidation;

•	the Company’s future earnings prospects;

•	current and historical trading prices for the Company’s common stock, as described in “Information About the Company and its Affiliates - Market for Common Stock and Dividends”; and

•
the implied price per share of Company stock based on the price-to-book, price-to-earnings and price-to-assets ratios of the Company and comparable companies with active trading markets for their stock, as described in the report of the financial advisor, which analysis was adopted by the board.

The board considered the financial performance of the Company, the value of the Company’s common stock, and the analysis performed by the financial advisor comparing the Company to other companies as the most important factors in its determination. One factor that did not weigh heavily in board deliberations was the recent market price for the common stock because there is no public trading market for the common stock, and the board did not, therefore, believe recent market prices were as indicative of the value of the shares as the other factors that weighed more heavily in the board deliberations. The board also did not consider any offers to engage in a sale of the company or a substantial amount of its assets because no firm offers have been made in the past several years.

The board considered as a factor in their deliberations that, based on these analyses, the financial consultant recommended a price of $20.85 per share as a fair price to be paid to shareholders in the reorganization. This recommendation weighed in favor of a price of $20.85 per cash consideration. These matters are more fully discussed below under “—Report of the Financial Consultant”.

The board further concluded that the reorganization was procedurally fair to the continuing and not continuing shareholders, whether affiliates of the company or not. In reaching their determinations, the board considered that holders of less than 500 shares would be entitled to dissenters’ rights. All shareholders who own less than 500 shares of Company common stock will be entitled to receive $20.85 per share of common stock. The board discussed the possibility that if a dissenting shareholder sought an appraisal of the fair value for his eliminated shares, a court could determine that the fair value is lower or higher than the $20.85 per share cash consideration to be received in the reorganization. Shareholders with 500 or more shares will remain shareholders after the reorganization.

The board considered the possibility that the board members may have some interests that differ from the rest of the Company’s shareholders. All of the eight directors of the Company own over 500 shares, and consequently will remain shareholders in the Company after the reorganization. In addition, the percentage ownership of all of the directors who own shares will increase in a small amount due to the elimination of shareholders who hold less than 500 shares prior to the reorganization.

The transaction is not structured so that approval of at least a majority of unaffiliated shareholders or the outside directors was required, and the Company is not required by law to do so. The Company does not believe such votes are necessary for the reorganization to be procedurally fair to all shareholders based on the analysis above.

The board considered alternatives to the proposed reorganization, but determined to achieve its purpose through a merger because it believes that this structure is the simplest means of reducing the number of holders of the Company’s common stock below 300, thereby achieving its goal of terminating its obligations under the Securities Exchange Act, while eliminating any need to pay out cash to any shareholders that would continue to be shareholders after the reorganization. These alternatives included:

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Reverse stock split. We considered declaring a reverse stock split at a ratio of 1-for-500, with cash payments to shareholders who would hold fractional shares on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us to pay out fractional shares to all shareholders, including those that would remain after the reverse stock split. Because of the financial burden involved in the payment for all fractional shares, the board determined that the reorganization would be a more effective method of reducing the number of shareholders and rejected the reverse stock split alternative.

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Issuer tender offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were doubtful that this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record.

In reaching their determinations and in view of the variety of factors considered in determining the fairness of the consideration to be paid and the advisability of the reorganization and going private transaction, the board did not assign any relative or specific weights to the various factors considered by them, other than as set forth above.

Determination of Fairness by Interim and Other Company Affiliates

Interim; its sole officer, director and shareholder, John Trammell (who is also the Company’s President and Chief Executive Officer and a director and shareholder); and the officers and directors of the Company, Mickey Dunn, Frank Eubanks, Robert James, Donald Keeter, Boyd Lee Mullins, Pierce Neese, John Trammell and Geraldine Moody, are considered to be filing persons for purposes of this transaction. Interim was organized for the sole purpose of facilitating the reorganization. See “Information about the Company and its Affiliates” for additional information regarding the Company’s officers and directors.

Each of these filing persons believes that terms and conditions of the reorganization and purchase of shares of shareholders who hold less than 500 shares of the Company, are advisable, substantively fair to, and otherwise in the best interests of, the unaffiliated and affiliated shareholders of the Company, whether affiliates of the Company or not. In reaching this conclusion, these filing persons relied upon the factors considered by and the analyses and conclusions of the Company’s board of directors and adopted these factors, analyses and conclusions as their own. See “Terms of the Transaction”.

REPORT OF THE FINANCIAL ADVISOR

The board selected and retained as its financial consultant T. Stephen Johnson & Associates, Inc. (“TSJ&A”) to assist it and the board in valuation of the Company’s common stock and determining a fair price for the purchase of shares in the reorganization. TSJ&A is an investment banking firm that was established in 1986 and had no relationship with the Company prior to this engagement. The financial consultant was retained based on its experience in rending fairness valuations and opinions to community banks in the region in which the Company operates. TSJ&A has advised on 6 going private transactions and over 20 valuations. The Company will pay TSJ&A a fee of $13,000 for its financial consulting services and fairness opinion. The Company did not impose any limitations on or provide any instructions to TSJ&A.

To assist in rendering its opinion, TSJ&A performed two analyses: (1) an investment value was calculated by discounting 10 years of future cash flows assuming a steady growth in earnings based on historical earnings and management estimates for 2005 that indicate the Company should maintain a steady growth rate in 2006 and beyond and assuming no future cash dividends (resulting in a value of $19.88 per fully diluted share); (2) estimating an assumed trading value calculated by applying three industry standard valuation ratios for peer group banks to the earnings-per-share, book value and total assets of the Company (resulting in a value of $22.79 per fully diluted share); and (3) averaging these two results after giving double weight to the investment value because of the Company’s high earnings relative to that of the comparable companies. TSJ&A also reviewing the trading activity of the Company’s common stock during the last eighteen months. Discounted cash flow analysis provides an indication of the present value of future earnings, which excluding minimal fixed assets and capital equipment represents the intrinsic (investment) value of the equity of the bank. An assumed trading value analysis corrects for regional market fluctuations by establishing the stock value based on public banking institutions within the southeast. The following is a summary of the two approaches used by TSJ&A in its valuation and at arriving at its opinion.

Investment Value

In order to arrive at a valuation of the Company’s common stock, TSJ&A considered that the Company has been profitable since mid-2002. TSJ&A further considered that the Company became cumulatively profitable in 2003 and that management anticipates the Company will continue its upward earnings trend with a slowing rate in 2005 followed by stable earnings growth in 2006 and beyond.

For purposes of its analysis, TSJ&A projected net income to continue growing at an average annual growth rate of 15% for a period of ten years, or approximately the same volume growth experienced in the Company’s initial four years. The final period ending book value was then discounted by TSJ&A at 7%, an assumed required investment return, to determine what an investor would be willing to pay today for one share of Company common stock to be held for ten years. Because the Company has not paid any cash dividends to date and management has no current plan to begin paying a cash dividend, TSJ&A assumed that no dividend would be paid in the future.

The resulting investment value as determined by TSJ&A was $19.88 per fully diluted share, which includes 155,000 fully vested organizer warrants, but does not include 45,000 options outstanding that vest on the following schedule: 25,000 options on October 2, 2005, 10,000 options on October 2, 2007 and 10,000 options on October 2, 2009.

Assumed Trading Value

In its assumed trading value analysis, TSJ&A considered that the Company was initially capitalized by selling 570,000 shares of common stock at $10.00 per share for a total capitalization of $5.7 million, and that it raised additional capital by selling 400,000 shares of common stock at $12.50 in a secondary offering that closed in February 2003. TSJ&A also considered that the Company’s common stock is thinly traded and that during the past 21 months, management had reported 21 trades with a total volume of 21,826 shares with prices ranging from $12.50 in April 2003 to $15.00 in March 2004 to $17.50 in June 2004. The most recent trade on December 31, 2004 was priced at $17.50.

In this analysis, TSJ&A reviewed current trading information for the common shares of 45 banks headquartered in the southeastern United States that had total assets between $150 million and $250 million and a traded security. TSJ&A calculated the mean price-to-book, price-to-earnings and price-to-assets ratios for each of these banks. These ratios were then applied to financial information for the Company and adjusted downward by 20% to adjust for the lack of liquidity in the Company stock. Each calculation was given equal weighting. The resulting value was $22.79 per fully diluted share of CBG common stock.

Conclusion

TSJ&A stated that it believed that the assumed trading value represents the market conditions in the southeast, but does not reflect actual earnings challenges and opportunities in Pickens County. Therefore, it double weighted the investment value because it believed it reflected the value of projected future earnings for the Company within the local market. TSJ&A concluded that the financial analyses performed suggested a price ranging from $19.88 to $22.79 per fully diluted share of the Company’s common stock. TSJ&A then concluded that the fair market value of the Company’s common stock would center on $20.85 per fully diluted share.

The full text of TSJ&A’s valuation report and fairness opinion are attached to this proxy statement as Appendix E, with TSJ&A’s consent.

SOURCE OF FUNDS AND EXPENSES

The Company anticipates funding the purchase of shares in the reorganization and its expenses in connection with therewith entirely from its currently available funds. The expected aggregate purchase price of shares to be redeemed is approximately $1.2 million. No alternative funding plans exist. The board did not consider alternative plans necessary in light of the expected costs.

The following table sets forth the approximate amount of expenses expected to be incurred in connection with the effectuation of the reorganization:

SEC Filings Fees	$250
Legal	35,000
Accounting	15,000
Financial Consultation	13,000
Printing and Filing	5,000
Mailing	5,000
Miscellaneous	1,750
Total	$75,000

CONDUCT OF BUSINESS FOLLOWING THE REORGANIZATION

The Company expects its business and operations to continue as they are currently being conducted and the reorganization is not anticipated to have any effect upon the operations of such business. It is anticipated that the directors and executive officers will continue in their current positions. It is anticipated however that the reorganization, by causing the Company’s number of record shareholders to decline below 300, will permit the Company to terminate its registration under Section 12(g) of the Securities Exchange Act. As soon as practicable following the effectiveness of the reorganization, the Company expects to make the necessary filing with the SEC to effect the termination. The Company’s duty to file reports with the SEC will be immediately suspended. Termination of the Company’s registration, and thus its duty to file reports and comply with other federal securities laws and regulations, will be effective 90 days after such filing or such shorter time as determined by the SEC.

Other than as described in this proxy statement, neither the Company nor its management has any current plans, proposals or negotiations to effect any extraordinary transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to materially change its dividend rate or policy or indebtedness or capitalization; to change its board of directors or management; or otherwise to effect any material change in its corporate structure or business.

Following the reorganization, we will not be required to make financial or other disclosures to the Company’s shareholders except for the public filings the Company and its subsidiary bank are required to make with federal and state banking regulators. Nonetheless, the Company currently plans on sending out quarterly financial reports to shareholders and providing audited financial statements annually in connection with the Company’s annual meeting.

DISSENTERS’RIGHTS

The Company a corporation organized under the laws of the State of Georgia. Georgia law confers rights upon shareholders of corporations organized under Georgia law to, in certain circumstances, demand payment for the fair value of all of their shares, and it establishes procedures for the exercise of those rights. These shareholder rights are referred to as “dissenters’ rights.”

In general, if the reorganization is completed, under Article 13 of the Georgia Business Corporation Code, a Company shareholder who dissents from the reorganization, and who otherwise complies with the provisions of Article 13, is entitled to demand and receive payment in cash of an amount equal to the fair value of all of such holder’s shares of the Company’s common stock. Shareholders who hold 500 or more shares before the effectiveness of the reorganization and will thus remain shareholders in the Company after the reorganization, are not entitled to dissenters’ rights.

For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights under the Georgia Business Corporation Code, Georgia law provides that the fair value of a dissenting shareholder’s common stock equals the value of the shares immediately before the effective date of the reorganization, excluding any appreciation or depreciation in anticipation of the reorganization.

A dissenting shareholder must exercise his or her dissenters’ rights with respect to all of the shares he or she owns of record, other than those shares registered in the dissenting shareholder’s name but beneficially owned by another person. If a dissenting shareholder has shares registered in his or her name that are beneficially owned by another person, the dissenting shareholder may assert dissenters’ rights for less than all of the shares registered in his or her name, but only if he or she notifies the company in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.

A shareholder who chooses to dissent from the reorganization and to receive payment of the fair value of his or her shares of common stock in accordance with the requirements of the Georgia Business Corporation Code must:

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deliver to the Company, prior to the time the shareholder vote on the reorganization is taken, a written notice of his or her intent to demand payment for his or her shares registered in his or her name if the reorganization is completed; and

•	not vote the shares registered in his or her name in favor of the reorganization.

Any filing of a written notice of intent to dissent with respect to the merger should be sent to: John T. Trammell, President of Community Banks of Georgia, Inc., 15 Sammy McGhee Boulevard, Jasper, Georgia 30143. A vote against the reorganization alone will not satisfy the requirements for compliance with Article 13 of the Georgia Business Corporation Code. A shareholder who wishes to dissent from the reorganization must, as an initial matter, separately comply with all of applicable conditions listed above.

Within ten days after the vote of Company shareholders is taken at the special meeting, the Company will provide to each shareholder who timely submitted a written notice of intent to dissent, and who did not vote in favor of the reorganization at the special meeting, a dissenters’ notice that:

•	states where the dissenting shareholder is to send his, her, or its payment demand, and where and when the certificates for the dissenting shareholder’s shares, if any, are to be deposited;

•	sets a date by which the Company must receive the dissenting shareholder’s payment demand; and

•	is accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

Following receipt of the dissenters’ notice from the Company, each dissenting shareholder must deposit his or her stock certificates and demand payment from the Company in accordance with the terms of the dissenters’ notice. A dissenting shareholder who does not deposit his or her stock certificates and demand payment from Community Banks of Georgia, Inc. by the date set forth in the dissenters’ notice will forfeit his or her right to payment under Article 13 of the Georgia Business Corporation Code.

Within ten days after the later of the date that the vote of shareholders is taken at the special meeting, or the date on which the Company receives a payment demand, the Company will send a written offer to each shareholder who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that the Company estimates to be the fair value of his or her shares, plus accrued interest. The offer of payment will be accompanied by:

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the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how any interest was calculated;

•	a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 14-2-1327 of the Georgia Business Corporation Code; and

•	a copy of Article 13 of the Georgia Business Corporation Code.

If the dissenting shareholder chooses to accept the Company’s offer of payment, he, she or it must do so by written notice to the Company within 30 days after receipt of the offer of payment. A dissenting shareholder will be deemed to have accepted the offer of payment if he, she or it does not respond to that offer within the 30-day period. Community Banks of Georgia, Inc. must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the reorganization, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his, her, or its shares of Company common stock.

If within 30 days after the Company offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his, her, or its shares and interest due thereon and demands payment of his, her, or its own estimate of the fair value of the shares and interest due thereon, then the Company, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in the Superior Court in Pickens County, Georgia, requesting that the fair value of those shares be determined. The Company must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If the Company does not commence the proceeding within that 60-day period, it will be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

We urge our shareholders to read all of the dissenters’ rights provisions of the Georgia Business Corporation Code, which are reproduced in full in Appendix D to this proxy statement and which are incorporated by reference into this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes material federal income tax consequences of the reorganization. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the federal, state or local income tax consequences of the reorganization. Because of the complexity of tax laws and because tax consequences may vary depending on the particular facts relating to each shareholder, we recommend that you consult your own tax advisor as to the federal, state, local and foreign tax effects of the reorganization in light of your individual circumstances.

This discussion does not address all U.S. federal income tax considerations that may be relevant to certain other Company shareholders in light of their particular circumstances. This discussion also does not address any foreign, state or local income tax consequences of the reorganization.

Federal Income Tax Consequences to Shareholders Receiving Cash in the Reorganization

The receipt by a shareholder of cash in the reorganization will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended. The cash received by a shareholder will be treated as gain or loss received in return for sale or exchange of the shares, and the shareholder will recognize capital gain or loss, assuming that the shares were held by the shareholder as a capital asset.

Section 302 of the Code provides three alternative tests for determining whether a sale or exchange of shares has occurred, any one of which may be satisfied in this instance:

•	the reorganization results in a “complete redemption” of all of the shares held by a shareholder immediately prior to the reorganization;

•	the receipt of cash is “substantially disproportionate” with respect to the shareholder; or

•	the receipt of cash is “not essentially equivalent to a dividend” with respect to the shareholder.

These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the reorganization and the tax basis in the shares held by such shareholder immediately prior to the reorganization. This gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents. In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities. A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

Generally, the receipt of cash by a shareholder in the reorganization will result in a “complete redemption” of all of the shareholder’s shares held immediately prior to the reorganization as long as the shareholder does not constructively own any shares of common stock immediately after the reorganization. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the “substantially disproportionate” or the “not essentially equivalent to a dividend” requirements. In general, the receipt of cash in the reorganization will be “substantially disproportionate” if the percentage of shares of common stock owned by the shareholder immediately after the reorganization is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the reorganization (giving effect to the difference in number of outstanding shares due to the reorganization), and the shareholder does not own directly and constructively 50% or more of the Company’s outstanding common stock after the reorganization. Alternatively, the receipt of cash in the reorganization will, in general, be “not essentially equivalent to a dividend” if the reorganization results in a “meaningful reduction” in the shareholder’s proportionate interest in the Company.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Cash in the Reorganization

Shareholders who remain Company shareholders following the reorganization and do not receive any cash in the reorganization will not recognize gain or loss as a result of the reorganization. The reorganization will not affect the adjusted tax basis or holding period of any shares of the Company common stock that a shareholder continues to own after the reorganization.

Federal Income Tax Consequences to the Company and Other Filing Persons

Neither the Company nor any filing party will recognize gain or loss for U.S. federal income tax purposes as a result of the reorganization except to the extent that the filing parties are also shareholders of the Company and would recognize a gain or loss in such capacity.

Non-corporate shareholders of the Company may be subject to backup withholding at a rate of 28% on cash payments received in the reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

No ruling has been or will be obtained from the Internal Revenue Service in connection with the reorganization.

DESCRIPTION OF THE PLAN OF REORGANIZATION
AND AGREEMENT OF MERGER

General

The Plan of Reorganization and Agreement of Merger provides for the merger of Interim with and into the Company, with the Company surviving the merger. Interim is a new Georgia corporation formed solely to effect the reorganization. In the reorganization, shareholders owning less than 500 shares of the Company common stock will receive $20.85 in cash for each share that they own as of the effective date of the reorganization. All other shares will remain outstanding and be unaffected by the reorganization.

Historically, mergers effected under Georgia law could not involve different consideration for shares of a single class in one of the constituent corporations. Modern merger statutes generally allow disparate treatment and the comments to the applicable provision of the Georgia Business Corporation Code, Section 14-2-1101, indicate that such disparate treatment is allowed in Georgia. Because this provision of the statute has not been the subject of controlling judicial precedent, we cannot assure you that a court would not find that providing cash to some shareholders and allowing others to continue with shares of the Company is allowed under Georgia law. It is clear though that the Company could eliminate shareholders who own less than 500 shares of common stock pursuant to a reverse stock split, albeit at a greater cost. Arguably, if a court in a appropriate action determined that Georgia law does not allow disparate treatment, the Company would instead achieve the purpose of the reorganization pursuant to a reverse stock split.

As soon as practicable after shareholder approval of the plan, we will file articles of merger with the Georgia Secretary of State. The reorganization will be effective upon such filing. We anticipate that this will occur in _____ 2005.

On the effective date of the reorganization, each shareholder who owns less that 500 shares of record immediately prior to the reorganization will not have any rights as a the Company shareholder and will have only the right to receive cash as provided under the Plan.

Exchange of Stock Certificates for Cash

A letter of transmittal will provide the means by which shareholders will surrender their Company stock certificates and obtain the cash to which they are entitled. If certificates evidencing the Company common stock have been lost or destroyed, we may, in our full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to us in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder may be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying the Company and all other persons against any losses occurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact us. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal.

Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their certificates for cash in the reorganization. The Company will bear these costs.

The letter of transmittal will be sent to shareholders promptly after the effective date of the reorganization. Do not send in your stock certificates until you have received the letter of transmittal. Assuming you submit your stock certificates promptly thereafter, we expect that you will receive your cash payment as soon as practicable after the effective date of the reorganization.

Conditions

Consummation of the reorganization is subject to the approval of our shareholders at the special meeting, the absence of any required consents or approvals that remain outstanding, and the absence of any other circumstances (such as a large number of dissenters) that in the board’s view make it inadvisable to proceed with the transaction.

INFORMATION ABOUT THE COMPANY AND ITS AFFILIATES

General

The Company is a bank holding company registered under the Bank Holding Company Act of 1956, that incorporated under the laws of Georgia in 2003 and commenced operations later that year by acquiring 100% of the outstanding shares of Community Bank of Pickens County. The bank was incorporated in 2000 as a commercial bank under the laws of the State of Georgia for the purpose of conducting a commercial banking business. The bank opened for business on October 2, 2000.

The bank engages in a general commercial banking business in Pickens County, Georgia emphasizing personal banking services to individual consumers, small to medium-sized businesses, and independent residential contractors and making Small Business Administration loans. The bank’s deposits are insured by the FDIC up to the applicable legal limits. The Company’s only office is located at 15 Sammy McGhee Boulevard, Jasper, Georgia 30143.

Directors and Executive Officers

The following table sets forth the name of each of our current directors and executive officers for director, his or her age, positions held with the Company and a brief description of his or her principal occupation and business experience for the preceding five years. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. The ages shown are as of __________, 2005.

Name (Age)	Positions and Business Experience

Mickey T. Dunn (45)	Director, October, 2000 to present; President, Major League, Inc., Jasper, Georgia, an apparel manufacturing company.
Frank N. Eubanks (65)	Director, Executive Vice President and Chief Financial Officer, October, 2000 to present; Vice President of Operations, Jasper Banking Co., 1978 to 1999, a bank holding company.
Robert W. James (66)	Director, October, 2000 to present; Owner, McArthur Concrete Products, , a concrete products fabricator
Donald T. Keeter (51)	Chairman of the Board of Directors, October, 2000 to present; Managing Partner, Keeter Farms, L.P., a farm operations and investment company
Boyd Lee Mullins (55)	Director, October, 2000 to present; President, M&M Contracting of Jasper, Inc. , a general grading contractor.
Pierce T. Neese (65)
Director, January, 2001 to present; Chairman, United Security Bank, Sparta, Georgia, a bank holding company; President, PTN Consulting Co., Inc., September, 1999 to January, 2001, a bank consulting company; Chief Executive Officer, Etowah Bank, March, 1975 to September, 1999, a commercial bank.

John T. Trammell (51)	Director, President and Chief Executive Officer, October, 2000 to present; Vice President and Senior Lending Officer, Jasper Banking Co., 1990 to 1999, a bank holding company.
Geraldine H. Moody (60)	Director, 2004 to present, Executive Vice President and Senior Lender 2000 to present; Manager of Loan Operations and Lending Officer, Jasper Banking Co., 1971 to 1999, a bank holding company.

There are no family relationships among any of our directors and executive officers.

Stock Ownership by Affiliates

The following table sets forth the number and the percentage ownership of shares of the Company common stock beneficially owned by each director and executive officer of the Company and by all current directors and executive officers as a group as of __________, 2005, the most recent date practicable for inclusion in this proxy statement. We are unaware of any shareholder who owns more than 5% of our outstanding shares of common stock that is not a director.

The table also sets forth the number and approximate percentage of shares of the Company common stock that the persons named in the table would beneficially own after the effective date of the reorganization on a pro forma basis, assuming no changes in ownership between __________, 2005 and the effective date of the reorganization.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power” which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.

		Percent Beneficial Ownership(1)
Name	Amount and Nature of Beneficial Ownership	Before the reorganization	After the reorganization
Mickey T. Dunn	67,550(2)	6.0%	6.3%
Frank N. Eubanks	27,200(3)	2.4%	2.5%
Robert W. James	109,181(4)	9.7%	10.2%
Donald T. Keeter	166,525(5)	14.8%	15.6%
Boyd Lee Mullins	85,960(6)	7.6%	8.1%
Pierce T. Neese	67,550	6.0%	6.3%
John T. Trammell	39,307(3)	3.5%	3.7%
Geraldine H. Moody	33,200(3)	3.0%	3.1%
All directors and executive officers as a group (8 Persons)	596,473	53.0%	55.8%
__________
(1)
The percentages shown are based on 1,125,000 shares of common stock outstanding as of __________, 2005, which includes, as to each person and group listed, the number of shares of common stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act, assuming the exercise of options and warrants held by such holder that are exercisable within 60 days of __________, 2005

(2)	Includes a currently exercisable warrant for 25,000 shares.
(3)	Includes a currently exercisable warrant for 10,000 shares.
(4)	Includes a currently exercisable warrant for 25,000 shares and 9,181 shares owned by McArthur Concrete Products, Inc., of which he is the owner.
(5)	Includes a currently exercisable warrant for 25,000 shares and 7,020 shares owned by Keeter Farms, L.P., of which he is managing partner.
(6)	Includes a currently exercisable warrant for 25,000 shares.

Market for Common Stock And Dividends

The Company’s common stock is not traded on an established public trading market. The following table sets forth certain information regarding trades of our common stock known by management for the indicated periods:

	Number of	Aggregate	Size of Trades		Price of Trades
Year	Trades	Shares	Smallest	Largest	Lowest	Highest
2005 (first quarter)	3	400	100 shares	200 shares	$20.85	$20.85
2004	16	15,526	100 shares	10,000 shares	$15.00	$17.50
2003	6	6,700	100 shares	5,000 shares	$12.50	$15.00

At __________, 2005, there were approximately 610 holders of record of Common Stock and 970,000 shares issued and outstanding.

Dividends

The Company has not declared any dividends on the common stock. The amount and frequency of dividends will be determined by the Board of Directors in light of the Company’s earnings, capital requirements, and the financial condition, and no assurances can be given that dividends will be paid in the future. The Company’s ability to pay dividends is also subject to certain restrictions imposed by federal and state banking laws and regulations.

Shareholder Proposals

Until we complete the reorganization, shareholders submitting proposals for inclusion in our proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act. Under applicable regulations, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in those regulations are satisfied.

We expect that our 2005 annual meeting will be held in July 2005. Any proposals or director recommendations by non-management shareholders intended for presentation at the 2005 annual meeting must have been received by us at our principal executive offices, attention of the Secretary, no later than July 1, 2005 to be considered for inclusion in the proxy statement for that meeting. Any new recommendations for director nominations by shareholders not received by that date will be disregarded by the chairperson of the 2005 annual meeting. We must also be notified of any other shareholder proposal intended to be presented for action at the meeting not later than such date or else proxies may be voted on such proposal at the discretion of the person or persons holding these proxies.

FINANCIAL INFORMATION

The following financial information of the Company is included in appendices being delivered with this proxy statement:

•
The financial statements and the notes thereto, including the Report of Independent Registered Public Accounting Firm thereon, contained in the Company’s Annual Report on Form 10-KSB for the Year Ended December 31, 2004 and Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2005, are reproduced as Appendix B to this proxy statement; and

•
The pro forma financial information disclosing the effect of the reorganization on the Company’s balance sheets as of December 31, 2004 and March 31, 2005, and statements of income for the year ended December 31, 2004 and quarter ended March 31, 2005, attached as Appendix C to this proxy statement. Information concerning book value per share is also included. The ratio of earnings to fixed charges is not a meaningful number and is not included.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement and its appendices contain statements about future events and expectations which are characterized as forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause actual results, events, performance or financial condition to differ materially from the expectations of future results, events, performance or financial condition that may be expressed or implied in any forward-looking statements. The words believe, may, will, should, anticipate, estimate, expect, intend, objective, seek, strive or similar words, or the negatives of these words, identify forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include those set forth under the heading “Cautionary Statement about Forward-Looking Statements” in the company’s Annual Report on Form 10-KSB for the Year Ended December 31, 2004 and in the Company’s other filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

The Company is registered under Section 12(g) of the Securities Exchange Act of 1934, which means that we are required to file certain reports, proxy statements and other information with the to SEC, all of which are available at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may also obtain copies of the reports and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

The Company has filed a Schedule 13E-3 with the SEC in connection with the proposed reorganization. As permitted by the rules and regulations of the SEC, this proxy statement does not contain all of the information set forth in the Schedule 13E-3. The Schedule 13E-3, including exhibits, may be inspected at the Public Reference Section of the Securities and Exchange Commission, as described above.

GENERAL

Management knows of no matters which will be presented for consideration at the special meeting other than those stated in the notice of special meeting immediately preceding this proxy statement. If any other matters unknown a reasonable time before the solicitation of proxies do properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

In addition to the solicitation of proxies from shareholders by use of the mails, it is expected that officers or employees of the Company, without additional compensation except payment of out-of-pocket expenses, may solicit proxies from shareholders. No solicitations will be made over the Internet. All costs of solicitation, including the costs of preparing, assembling and mailing this proxy statement, will be borne by the Company.

Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to us as soon as possible.

By Order of the Board of Directors, John T. Trammell President and Chief Executive Officer

Appendix A

PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

This Plan of Reorganization and Agreement of Merger (hereinafter referred to as the (“Agreement”), made and entered into 14th day February, 2005, by and among CBG Interim Corporation, Jasper, Georgia, a corporation organized under the laws of the State of Georgia (“Interim”), Community Banks of Georgia, Inc., Jasper, Georgia, a corporation organized under the laws of the State of Georgia, (“Company”; together with Interim, the “Constituent Companies”).

WHEREAS, the Boards of Directors of Interim and the Company deem it advisable and for the benefit of each of them and their respective shareholders that Interim merge with and into the Company with the Company being the surviving company;

NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements hereinafter contained, it is hereby agreed by and between the parties hereto, that, pursuant to and with the effects provided in the applicable provisions of Georgia Business Corporation Code, Interim be merged with and into the Company (hereinafter referred to as the “Surviving Company”), the corporate existence of which shall be continued under the name “Community Banks of Georgia, Inc.,” and thereafter the individual existence of Interim shall cease. The terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect shall be as follows:

1.
The acts required to be done by the laws of the State of Georgia, in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Companies if required and the filing of a Certificate of Merger in the manner provided in Section 14-2-1101, et. seq., of the Georgia Business Corporation Code, shall be attended to and done by the proper officers of the Constituent Companies as soon as possible.

2.
The merger herein contemplated shall be effective upon the certification of Articles of Merger with this Agreement attached by the Secretary of State of Georgia (the “Effective Date”).

3.

The Articles of Incorporation of the Company shall on the Effective Date be the Articles of Incorporation of the Surviving Company.

4.

Until altered, amended or repealed, as therein provided, the Bylaws of the Company as in effect on the Effective Date shall be the Bylaws of the Surviving Company.

5.

Upon the merger contemplated herein becoming effective, the directors of the Surviving Company shall be as follows:

Mickey T. Dunn	Geraldine H. Moody
Frank N. Eubanks	Boyd Lee Mullins
Robert W. James	Pierce T. Neese
Donald T. Keeter	John T. Trammell
Said persons shall hold office until the next annual meeting of the shareholders of the Surviving Company and until their successors are elected in accordance with the Bylaws. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Company, such vacancy shall be filled in the manner specified in the Bylaws.
6.
The manner and basis of converting the shares of capital stock of each of the Constituent Companies into shares, rights, obligations, securities of the Surviving Company, of another corporation, or, into cash or other property shall be as follows:

(a)	On the Effective Date, the shares of Common Stock of Interim issued and outstanding immediately prior to the Effective Date shall be canceled.
(b)
On the Effective Date, each share of Company Common Stock outstanding on the Effective Date held by a shareholder who is the record holder of more than 500 shares of Company Common Stock shall remain outstanding and held by such shareholder.

(c)
On the Effective Date, each share of Company Common Stock outstanding on the Effective Date held by a shareholder who is the record holder of less than 500 shares of Company Common Stock shall be converted into the right to receive cash, payable by the Company, in the amount of $20.85 per share of Company Common Stock. As soon as practicable after the Effective Date, each such holder as of the Effective Date shall, upon presentation and surrender of the certificates representing such shares to the transfer agent or agents designated by the Company, be entitled to receive such cash in exchange therefore. Until so surrendered, each such outstanding certificate which before the Effective Date represented Company Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence the right to receive such cash consideration into which same shall have been converted.

7.
On the Effective Date, the separate existence of Interim shall cease and the Surviving Company shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due on whatever account, and each and every other interest of or belonging to or due to each of the Constituent Companies shall be taken and deemed to be transferred to and invested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Companies shall not revert or be in any way impaired by reason of such merger. The Surviving Company shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Companies; and any claim existing or action or proceeding pending by or against either of the Constituent Companies may be prosecuted as if such merger had not taken place, or the Surviving Company may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Companies shall be impaired by such merger.

8.
This Agreement may be terminated and the merger abandoned at any time before or after adoption thereof by the board of directors or the shareholders of the Constituent Companies, notwithstanding favorable action on the merger by such shareholders, but not later than the issuing of a certificate of merger by the Secretary of State of Georgia.
9.
The Company and Interim, by unanimous consent, may amend, modify and supplement this Agreement.
10.
This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the undersigned have each caused this Plan of Reorganization and Agreement of Merger to be executed on their respective behalves and their respective corporate seals affixed hereto on the day and year above written.

[CORPORATE SEAL]	CBG INTERIM CORPORATION

Attest:	By: /s/ John T. Trammell
Name: John T. Trammell
Title: President
/s/ Frank N. Eubanks
Name: Frank N. Eubanks
Title: Secretary

[CORPORATE SEAL]	COMMUNITY BANKS OF GEORGIA, INC.
Attest:	By: /s/ John T. Trammell
Name: John T. Trammell
Title: Chief Executive Officer and President
/s/ Frank N. Eubanks
Name: Frank N. Eubanks
Title: Secretary

Appendix B

COMMUNITY BANKS OF GEORGIA, INC.
AND SUBSIDIARY

COMMUNITY BANKS OF GEORGIA, INC.
Consolidated Balance Sheets

Assets
	March 31, 2005 (unaudited)	December 31, 2004 (audited)

Cash and due from banks, including reserve requirements of $310,000 and $258,000, respectively	$2,278,250	818,805
Federal funds sold	-	1,542,000

Cash and cash equivalents	2,278,250	2,360,805

Investment securities available for sale	22,648,975	24,075,600
Other investments	588,033	514,951
Loans, net	126,795,932	119,421,210
Premises and equipment, net	2,546,842	2,454,068
Bank owned life insurance	1,907,051	1,885,664
Accrued interest receivable and other assets	2,323,867	2,070,533

Total assets	$159,088,950	152,782,831

Liabilities and Shareholders' Equity

Liabilities:
Deposits:
Demand	$7,317,190	7,683,588
Interest bearing demand and money market	14,709,148	15,030,470
Savings	2,358,954	2,323,849
Time	69,523,018	67,186,621
Time over $100,000	45,560,607	42,492,030

Total deposits	139,468,917	134,716,558

Federal funds purchased	994,000	-
Federal Home Loan Bank advances	3,900,000	3,900,000
Accrued interest payable and other liabilities	831,926	622,792

Total liabilities	145,194,843	139,239,350

Commitments

Shareholders' equity:

Common Stock, $5 par value; 10,000,000 shares authorized; 970,000 shares issued and outstanding	4,850,000	4,850,000
Additional paid-in capital	5,803,524	5,803,524
Retained earnings	3,401,316	2,880,866
Accumulated comprehensive income (loss)	(160,733)	9,091

Total shareholders’ equity	13,894,107	13,543,481

	$159,088,950	152,782,831

See accompanying notes to unadudited consolidated financial statements

COMMUNITY BANKS OF GEORGIA, INC.
Consolidated Statements of Earnings

For the Three Months Ended March 31, 2005 and 2004
(Unaudited)

	2005	2004
Interest income:
Loans, including loan fees	$2,208,618	1,638,461
Investment securities	280,461	264,184
Federal funds sold	5,877	4,296

Total interest income	2,494,956	1,906,941

Interest expense:
Deposits	894,879	582,548
Federal Home Loan Bank advances	25,065	12,140
Federal funds purchased	4,317	-

Total interest expense	924,261	594,688

Net interest income	1,570,695	1,312,253

Provision for loan losses	132,500	40,000

Net interest income after provision for loan losses	1,438,195	1,272,253

Other income:
Service charges on deposit accounts	87,385	71,559
Mortgage origination fees	8,719	17,055
Other income	52,902	29,677

Total other income	149,006	118,291

Other expenses:
Salaries and employee benefits	404,489	328,616
Occupancy and equipment	100,603	86,879
Other operating	350,264	220,845

Total other expenses	855,356	636,340

Net earnings before income tax expense	731,845	754,204

Income tax expense	211,395	286,639

Net earnings	$520,450	467,565

Earnings per common share:

Basic earnings per share (based on average outstanding shares of 970,000)	$.54	.48

Diluted earnings per share (based on average outstanding
shares of 1,036,667 and 1,035,000, respectively)	$.50	.45

See accompanying notes to unaudited consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC.

Consolidated Statements of Comprehensive Income

For the Three Months Ended March 31, 2005 and 2004
(Unaudited)

	2005	2004

Net earnings	$520,450	467,565

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities available-for-sale,
net of tax of $104,088 and ($103,174)	(169,824)	168,337

Comprehensive income	$350,626	635,902

See accompanying notes to unaudited consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC.
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2005 and 2004
(Unaudited)

	2005	2004
Cash flows from operating activities:
Net earnings	$520,450	467,565
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Provision for loan losses	132,500	40,000
Depreciation, amortization and accretion	40,181	33,935
Increase in cash surrender value of life insurance	(21,387)	(16,635)
Change in:
Accrued interest receivable and other assets	(149,246)	(115,233)
Accrued interest payable and other liabilities	209,134	425,793

Net cash provided by operating activities	731,632	835,425

Cash flows from investing activities:
Proceeds from calls, maturities, and
paydowns of securities available for sale	1,151,149	227,309
Purchases of other investments	(73,082)	(138,401)
Purchases of investment securities available for sale	-	(2,384,242)
Net change in loans	(7,507,222)	(7,950,833)
Purchases of premises and equipment	(131,391)	(58,229)
Purchase of bank owned life insurance	-	(467,340)

Net cash used by investing activities	(6,560,546)	(10,771,736)

Cash flows from financing activities:
Net change in deposits	4,752,359	8,094,948
Net change in federal funds purchased	994,000	-

Net cash provided by financing activities	5,746,359	8,094,948

Net decrease in cash and cash equivalents	(82,555)	(1,841,363)

Cash and cash equivalents at beginning of the period	2,360,805	3,249,225

Cash and cash equivalents at end of period	$2,278,250	1,407,862

Supplemental schedule of noncash investing activities:
Change in unrealized gain (loss) on securities available for sale, net of tax	$(169,824)	168,337

Supplemental disclosure of cash flow information:
Interest paid	$901,827	541,438
Taxes paid	$51,802	122,395

See accompanying notes to unaudited consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC.
Notes to Consolidated Financial Statements
(Unaudited)

(1)	Basis of Presentation

The accounting principles followed and the methods of applying these principles conform with accounting principles generally accepted in the United States of America and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determinations of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets, the recognition of which are based on future taxable income.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in our Form 10-KSB for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission.

(2)	Net Earnings Per Share
Basic earnings per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The presentation of earnings per share is required on the face of the statement of earnings with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities, and warrants.

For the Three Months Ended March 31, 2005:	Net Earnings	Weighted Average Common Shares	Per Share Amount
Basic earnings per share	520,450	970,000.54
Effect of dilutive securities - stock warrants	-	66,667	(.04)

Diluted earnings per share	520,450	1,036,667.50

For the Three Months Ended March 31, 2004:	Net Earnings	Weighted Average Common Shares	Per Share Amount
Basic earnings per share	$467,565	970,000	$.48
Effect of dilutive securities - stock warrants	-	65,000	(.03)

Diluted earnings per share	$467,565	1,035,000	$.45

(3)	Off Balance Sheet Arrangements

In the normal course of business, we enter into certain off-balance sheet transactions that are connected with meeting the financing needs of our customers. These off-balance sheet arrangements consist of letters of credit and commitments to extend credit. The Company’s unfunded commitments remain consistent as a percentage of total outstanding loans. For further information, please refer to our Annual Report of Form 10-KSB for the year ended December 31, 2004.

(4)	Reclassifications
Certain amounts for the comparative periods of 2004 have been reclassified to conform to the 2005 presentation. The reclassifications have no effect on net earnings or shareholders’ equity as previously reported.

(5)	Subsequent Event
On May 3, 2005, the Company filed a preliminary Proxy Statement with the Securities and Exchange Commission concerning the Company’s intent to effect a reorganization that will permit it to become a private company by reducing the number of shareholders of record below 300. The reorganization will allow the Company to realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, and its related reporting obligations, In the reorganization, shareholders owning less than 500 shares of Company common stock will receive $20.85 per share for each share of stock they own as of the record date. All other shares will remain outstanding and be unaffected by the reorganization. The projected impact of this reorganization will be to reduce the number of record shareholders from 514 to approximately 248 and the number of outstanding shares of common stock will decrease from 970,000 to approximately 912,213.

Consolidated Financial Statements

December 31, 2004, 2003, and 2002

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors
Community Banks of Georgia, Inc.
Jasper, Georgia

We have audited the accompanying consolidated balance sheet of Community Banks of Georgia, Inc. and subsidiary as of December 31, 2004, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated balance sheet of Community Banks of Georgia, Inc. and subsidiary as of December 31, 2003, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the two years ended December 31, 2003 were audited by other auditors whose report, dated February 13, 2004, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Banks of Georgia, Inc. and subsidiary as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
February 25, 2005

To the Board of Directors
Community Banks of Georgia, Inc.

We have audited the accompanying consolidated balance sheet of Community Banks of Georgia, Inc., and subsidiary as of December 31, 2003, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Banks of Georgia, Inc. and subsidiary as of December 31, 2003 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
February 13, 2004

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2004 and 2003

Assets

	2004	2003

Cash and due from banks, including reserve requirement of $258,000 and $124,000 in 2004 and 2003, respectively	$818,805	1,222,225
Federal funds sold	1,542,000	2,027,000

Cash and cash equivalents	2,360,805	3,249,225

Investment securities available-for-sale	24,075,600	20,906,782
Other investments	514,951	263,750
Loans, net	119,421,210	89,791,071
Premises and equipment, net	2,454,068	2,375,012
Cash surrender value of life insurance	1,885,664	1,350,995
Accrued interest receivable and other assets	2,070,533	1,420,946

Total assets	$152,782,831	119,357,781

Liabilities and Shareholders’ Equity
Deposits:
Demand	$7,683,588	5,930,829
Interest bearing demand and money market	15,030,470	13,261,340
Savings	2,323,849	1,385,673
Time	67,186,621	54,590,810
Time over $100,000	42,492,030	30,369,978

Total deposits	134,716,558	105,538,630

Federal Home Loan Bank advances	3,900,000	1,900,000
Accrued interest payable and other liabilities	622,792	337,946

Total liabilities	139,239,350	107,776,576

Commitments

Shareholders' equity:
Common stock, par value $5; 10,000,000 shares authorized;
970,000 issued and outstanding	4,850,000	4,850,000
Additional paid-in capital	5,803,524	5,803,524
Retained earnings	2,880,866	925,782
Accumulated comprehensive income	9,091	1,899

Total shareholders' equity	13,543,481	11,581,205

	$152,782,831	119,357,781

See accompanying notes to consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Consolidated Statements of Earnings

For the Years Ended December 31, 2004, 2003, and 2002

	2004	2003	2002

Interest income:
Loans, including loan fees	$7,329,094	5,629,863	3,242,453
Investment securities	1,140,104	727,952	414,427
Federal funds sold	24,668	36,601	55,100
Interest-bearing deposits in other banks	10,547	7,555	6,328

Total interest income	8,504,413	6,401,971	3,718,308

Interest expense:
Savings and time deposits	2,555,834	1,794,718	1,288,759
Interest bearing demand and money market	224,670	241,670	284,800
Borrowings	60,097	46,484	44,906

Total interest expense	2,840,601	2,082,872	1,618,465

Net interest income	5,663,812	4,319,099	2,099,843

Provision for loan losses	325,000	557,648	330,000

Net interest income after provision for loan losses	5,338,812	3,761,451	1,769,843

Other income:
Service charges on deposit accounts	339,815	227,715	136,522
Mortgage origination fees	60,879	97,771	49,618
Other income	163,083	110,647	29,871
Gain on sale of securities available-for-sale	-	75,310	-

Total other income	563,777	511,443	216,011

Other expenses:
Salaries and employee benefits	1,373,430	1,107,909	868,009
Occupancy and equipment	330,400	287,636	273,807
Other operating	1,074,107	846,306	539,151

Total other expenses	2,777,937	2,241,851	1,680,967

Net earnings before income tax expense	3,124,652	2,031,043	304,887

Income tax expense	1,169,568	760,014	90,000

Net earnings	$1,955,084	1,271,029	214,887

Basic earnings per share	$2.02	1.34	.38

Diluted earnings per share	$1.89	1.28	.35

See accompanying notes to consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2004, 2003, and 2002

	2004	2003	2002

Net earnings	$1,955,084	1,271,029	214,887

Other comprehensive income, net of income taxes:
Unrealized gains (losses) on securities available-for-sale:

Holding gains (losses) arising during period, net of tax of $4,406, ($19,384) and $70,484 respectively	7,192	(31,626)	115,165

Gains on securities available for sale included in net earnings,net of tax of $0, $28,618, and $0, respectively	-	(46,692)	-

Total other comprehensive (loss) income	7,192	(78,318)	115,165

Comprehensive income	$1,962,276	1,192,711	330,052

See accompanying notes to consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2004, 2003, and 2002

			Retained	Accumulated
			Earnings	Other
	Common	Additional	(Accumulated	Comprehensive
	Stock	Paid-In Capital	Deficit)	Income (Loss)	Total

Balance, December 31, 2001	2,850,000	2,841,579	(560,134)	(34,948)	5,096,497

Proceeds from stock offering	1,356,155	2,034,233	-	-	3,390,388

Change in unrealized gain (loss) on securities available-for-sale	-	-	-	115,165	115,165

Net earnings	-	-	214,887	-	214,887

Balance, December 31, 2002	4,206,155	4,875,812	(345,247)	80,217	8,816,937

Proceeds from stock offering, net of offering costs of $38,055	643,845	927,712	-	-	1,571,557

Change in unrealized gain (loss) on securities available-for-sale	-	-	-	(78,318)	(78,318)

Net earnings	-	-	1,271,029	-	1,271,029

Balance, December 31, 2003	$4,850,000	5,803,524	925,782	1,899	11,581,205

Change in unrealized gain (loss) on securities available-for-sale	-	-	-	7,192	7,192

Net earnings	-	-	1,955,084	-	1,955,084

Balance, December 31, 2004	$4,850,000	5,803,524	2,880,866	9,091	13,543,481

See accompanying notes to consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2004, 2003, and 2002

	2004	2003	2002
Cash flows from operating activities:
Net earnings	$1,955,084	1,271,029	214,887
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization, and accretion	158,677	137,064	127,775
Provision for loan losses	325,000	557,648	330,000
Provision for deferred tax (benefit)	(101,421)	(127,780)	27,970
Gain on sale of securities available for sale	-	(75,310)	-
Increase in cash surrender value of life insurance	(83,964)	(60,995)	-
Change in:
Accrued interest receivable and other assets	(422,379)	(290,832)	(310,384)
Accrued interest payable and other liabilities	386,267	127,147	3,032

Net cash provided by operating activities	2,217,264	1,537,971	393,280

Cash flows from investing activities:
Proceeds from calls, maturities, and paydowns of securities available for sale	3,043,768	7,592,501	3,963,080
Proceeds from sales of securities available for sale	-	2,065,938	-
Purchases of investment securities available for sale	(6,213,178)	(20,446,800)	(10,001,015)
Purchases of other investments	(251,201)	(168,750)	(78,400)
Net change in loans	(30,186,756)	(37,695,703)	(27,617,620)
Purchase of bank owned life insurance	(450,705)	(1,290,000)	-
Purchases of premises and equipment	(225,540)	(25,772)	(226,340)

Net cash used by investing activities	(34,283,612)	(49,968,586)	(33,960,295)

Cash flows from financing activities:
Net change in deposits	29,177,928	47,500,345	25,157,755
Proceeds from FHLB advances	2,000,000	-	1,900,000
Proceeds from the sale of common stock, net of offering costs	-	1,571,557	3,390,388

Net cash provided by financing activities	31,177,928	49,071,902	30,448,143

Net change in cash and cash equivalents	(888,420)	641,287	(3,118,872)

Cash and cash equivalents at beginning of year	3,249,225	2,607,938	5,726,810

Cash and cash equivalents at end of year	$2,360,805	3,249,225	2,607,938

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,756,927	2,055,019	1,669,639
Cash paid during the year for income taxes	$1,107,311	811,744	-

Supplemental schedule of noncash investing and financing activities:
Change in unrealized gain (loss) on investment securities available for sale, net of tax	$7,192	(78,318)	115,165

Transfer of loans to other assets	$231,617	-	33,767
See accompanying notes to consolidated financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies
        Nature of Operations
Community Banks of Georgia, Inc. (the “Company”) was incorporated on March 6, 2003. Effective October 20, 2003 the Company received approval to become a one-bank holding company owing 100% of the stock of Community Bank of Pickens County. The Company is regulated primarily by the Federal Reserve Bank and undergoes periodic examinations by this agency.

Community Bank of Pickens County (“Pickens”) incorporated for the purpose of becoming a community oriented commercial bank with its emphasis on retail banking. Pickens operates in Jasper, Georgia and the surrounding Pickens and Cherokee County area. In 2000, Pickens raised $5,700,000, net of offering costs of $8,421, through an initial offering of its $5 par value common stock at $10 per share, and opened for business on October 2, 2000.

Beginning September 30, 2002, Pickens offered for sale at $12.50 per share up to 400,000 shares of its $5 par value common stock in a secondary stock offering for total proceeds in the amount of $5,000,000, net of offering costs of $38,055. The offering was completed in the first quarter of 2003. The proceeds of the offering will be used to provide necessary capital for future growth.

Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Pickens. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accounting principles followed by the Company, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

Cash and Cash Equivalents
Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Investment Securities
The Company classifies its investment securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held to maturity are classified as available for sale. At December 31, 2004 and 2003, all securities were classified as available for sale.

Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of shareholders’ equity until realized.

A decline in the market value of any available for sale security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available for sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments
Other investments include Federal Home Loan Bank (“FHLB”) stock and other equity securities with no readily determinable market value. Those investments are carried at cost, which approximates fair value.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued
Loans and Allowance for Loan Losses
Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower's financial condition is such that collection of interest is doubtful. Generally, payments received on impaired loans are applied directly to principal.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount, which in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different than those of management.

Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are charged to the asset accounts while costs incurred for maintenance and repairs are expensed currently. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period.

Depreciation expense is computed using the straight-line method over the following estimated useful lives:

Land improvements	15 years
Building	30 years
Furniture and equipment	5 - 10 years
Automobiles	3 years

Foreclosed Assets
Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are expensed. The carrying amount of foreclosed assets at December 31, 2004 and 2003 was $231,617 and $0, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued
Income Taxes, continued
In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Net Earnings Per Share
Basic earnings per share are based on the weighted average number of common shares outstanding during the period. The effects of potential common shares outstanding, such as stock options and organizer warrants, are included in diluted earnings per share.

For the Year Ended December 31, 2004:	Net Earnings	Common Shares	Per Share Amount
Basic earnings per share	$1,955,084	970,000	$2.02
Effect of dilutive securities - stock options and warrants	-	66,667	(0.13)

Diluted earnings per share	$1,955,084	1,036,667	$1.89

For the Year Ended December 31, 2003:	Net Earnings	Common Shares	Per Share Amount
Basic earnings per share	$1,271,029	950,949	$1.34
Effect of dilutive securities - stock options and warrants	-	39,000	(.06)

Diluted earnings per share	$1,271,029	989,949	$1.28

For the Year Ended December 31, 2002:	Net Earnings	Common Shares	Per Share Amount
Basic earnings per share	$214,887	570,743	$.38
Effect of dilutive securities -stock options and warrants	-	39,000	(.03)

Diluted earnings per share	$214,887	609,743	$.35

(2)	Investment Securities Available-for-Sale
Investment securities available for sale at December 31, 2004 and 2003 are as follows:

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

U.S. Government agencies	$16,891,824	75,092	100,666	16,866,250
Mortgage-backed securities	2,433,071	6,561	8,504	2,431,128
Municipal securities	1,737,843	4,643	23,069	1,719,417
Corporate debt securities	2,998,262	61,793	1,250	3,058,805

Total	$24,061,000	148,089	133,489	24,075,600

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(2)	Investment Securities Available-for-Sale, continued

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

U.S. Government agencies	$14,912,358	22,924	120,595	14,814,687
Mortgage-backed securities	3,498,881	13,390	8,959	3,503,312
Corporate debt securities	2,492,545	96,238	-	2,588,783

Total	$20,903,784	132,552	129,554	20,906,782

At December 31, 2004, all unrealized losses in the investment securities portfolio were related to debt securities. As of December 31, 2004, 12 out of 31 securities issued by U.S. Government agencies and Government sponsored Corporations, including mortgage-backed securities, contained unrealized losses. Of the 12 securities with an unrealized loss as of December 31, 2004, four were purchased during 2004, six of these securities were in an unrealized gain position as of December 31, 2003 and the other two have been in an unrealized loss position for a continuous twelve months. As such, all but two securities have been in an unrealized loss position for less than twelve months. These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest are government backed. The two investment securities with continuous unrealized losses for greater than twelve months are considered temporary as the unrealized losses are nominal in amount, the securities are fixed income with a stated maturity date, and they are rated AAA.

At December 31, 2003, all unrealized losses in the investment securities portfolio were related to debt securities. As of December 31, 2003, 9 out of 14 securities issued by U.S. Government agencies and Government sponsored corporations, including mortgage-backed securities, contained unrealized losses. Of the securities with an unrealized loss as of December 31, 2003, 8 were purchased during 2003 and the other 1 security was in an unrealized gain position at December 31, 2002; therefore, all unrealized losses at December 31, 2003 have been continuous for less than twelve months. These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest are government backed.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(2)	Investment Securities Available-for-Sale, continued
                The amortized cost and estimated fair value of investment securities available for sale at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
U.S. Government agencies:
1 to 5 years	$997,918	999,375
5 to 10 years	9,895,740	9,956,562
Greater than 10 years	5,998,166	5,910,313
	$16,891,824	16,866,250

Municipal securities:
5 to 10 years	$1,028,673	1,016,291
Greater than 10 years	709,170	703,126

	$1,737,843	1,719,417

Corporate debt securities:
1 to 5 years	$992,246	1,032,155
5 to 10 years	1,006,624	1,027,900
Greater than 10 years	999,392	998,750
	$2,998,262	3,058,805

Mortgage-backed securities	$2,433,071	2,431,128
	$24,061,000	24,075,600

There were no sales of securities available for sale during 2004 or 2002. Proceeds from sales of securities available for sale during 2003 were $2,065,938. Gross gains of $75,310 were recognized on these sales.

Securities with a carrying value of approximately $4,003,750 and $2,005,000 were pledged to secure advances from the FHLB at December 31, 2004 and 2003, respectively. At December 31, 2004, securities with a carrying value of $1,950,000 were pledged to secure public deposits. There were no public deposits at December 31, 2003.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(3)	Loans
Major classifications of loans at December 31, 2004 and 2003 are summarized as follows:

	2004	2003
Commercial, financial and agricultural	$19,690,956	$15,805,021
Real estate - mortgage	72,287,838	57,021,077
Real estate - construction	19,891,955	9,895,013
Consumer	8,987,980	8,233,011
	120,858,729	90,954,122
Less: Allowance for loan losses	1,437,519	1,163,051
	$119,421,210	$89,791,071

The Company grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Pickens and Cherokee Counties, Georgia. Although the Company has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

In 2004, the Company began deferring loan fees net of costs to originate. For 2004, the Company deferred approximately $57,000 of net deferred loan fees.

Activity in the allowance for loan losses is summarized as follows for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002
Balance at beginning of year	$1,163,051	647,447	328,523
Provisions charged to operations	325,000	557,648	330,000
Loans charged off	(57,857)	(43,234)	(12,014)
Recoveries on loans previously charged off	7,325	1,190	938

Balance at end of year	$1,437,519	1,163,051	647,447

At December 31, 2004, 2003, and 2002 the Company had approximately $53,000, $8,000, and $14,000 of non-accrual loans. There were no non-accrual loans without a valuation allowance at December 31, 2004, 2003, and 2002.

(4)	Premises and Equipment
Major classifications of premises and equipment as of December 31, 2004 and 2003 are summarized as follows:

	2004	2003
Land	$491,380	491,380
Land improvements	45,222	45,222
Building	1,566,643	1,546,720
Furniture and equipment	765,834	560,217
Automobile	21,510	21,510
	2,890,589	2,665,049
Less: Accumulated depreciation	436,521	290,037
	$2,454,068	2,375,012

Depreciation expense amounted to $146,484, $138,143, and $128,873 in 2004, 2003, and 2002, respectively.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(5)	Deposits
At December 31, 2004 the scheduled maturities of time deposits are as follows:

2005	$89,260,900
2006	11,442,138
2007	3,881,686
2008	3,625,884
2009	1,468,043
Thereafter	-

$109,678,651

At December 31, 2004 the Bank had brokered deposits of approximately $17,897,000.

(6)	FHLB Advance
The FHLB advances are collaterized by FHLB stock and certain investment securities. As of December 31, 2004, the Company had $3,900,000 of advances outstanding, which consisted of two advances. The $1,900,000 advance outstanding from the FHLB matures in 2012 and bears interest at a fixed rate of 2.39%. The $2,000,000 advance outstanding from the FHLB matures in 2006 and bears interest at an adjustable interest rate of 2.4475%. The FHLB may adjust the interest rate on the reset date, which is specified to be the 14th of each month, commencing October 14, 2004 until maturity, using one month LIBOR plus five basis points. At December 31, 2003, the Company had one advance of $1,900,000 outstanding from the FHLB, which is still outstanding as of December 31, 2004. The terms of this advance are discussed above.

(7)	Income Taxes
Income tax expense for the years ended December 31, 2004, 2003 and 2002 are as follows:

	2004	2003	2002
Current tax payable	$1,270,989	887,794	62,030
Utilization of net operating loss	-	-	(113,213)
Deferred tax expense	(101,421)	(127,780)	141,183

	$1,169,568	760,014	90,000

The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

	2004	2003	2002
Pre-tax income at statutory rates (34%)	$1,062,382	690,555	103,662
Differences:
State income taxes, net of federal effect	75,970	57,616	4,694
Other	31,216	11,843	(18,356)

Total	$1,169,568	760,014	90,000

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(7)	Income Taxes, continued
The following summarizes the components of deferred taxes at December 31, 2004 and 2003.

	2004	2003
Deferred income tax assets:
Allowance for loan losses	$528,939	$429,515
Pre-opening expenses	33,678	52,170
Deferred compensation	31,937	13,812
Other	10,774	3,864

Total gross deferred income tax assets	605,328	499,361

Deferred income tax liabilities:
Premises and equipment	61,759	57,213
Net unrealized gain on securities available for sale	5,505	1,099

Total gross deferred income tax liabilities	67,264	58,312

Net deferred income tax asset	$538,064	441,049

(8)	Commitments
The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In most cases, the Company requires collateral or other security to support financial instruments with credit risk.

	Approximate Contract Amount
	2004	2003
Financial instruments whose contract amounts
represent credit risk:
Commitments to extend credit	$12,388,000	$15,005,000
Standby letters of credit	$310,000	$140,000

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(8)	Commitments, continued
Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company has a federal funds accommodation with another financial institution where the Company may borrow funds on a short-term basis at the market rate in effect at the time of borrowing. The total federal funds accommodation as of December 31, 2004 is $3,900,000. As of December 31, 2004, the Company had no amounts outstanding on these accommodations.

(9)	Related Party Transactions
The Company conducts transactions with its directors and officers, including companies in which they have a beneficial interest, in the normal course of business. It is the Company’s policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons. As of December 31, 2004 and 2003, deposits from directors, executive officers, and their related interests aggregated approximately $3,769,000 and $3,760,000, respectively. These deposits were taken in the normal course of business at market interest rates.

The following is a summary of activity for related party loans for 2004:

Balance at December 31, 2003	$4,088,354
Advances	3,468,763
Repayments	4,678,391
Balance at December 31, 2004	$2,878,726

(10)	Employee and Director Benefit Plans
In connection with Pickens formation and initial offering, warrants were issued to the organizers. The warrants allow each holder to purchase one additional share of common stock for each share purchased in connection with the initial offering. The warrants are exercisable for a period of ten years following the date the Bank opened for business, at the initial offering price of $10 per share. A total of 155,000 warrants were issued, with all warrants vested as of December 31, 2004.

During 2000, Pickens adopted a Stock Incentive Plan covering up to 75,000 shares of their common stock. This Plan was adopted by the Company subsequent to it incorporation. This Plan is administered by a committee of the Board of Directors and provides for the granting of options to purchase shares of the common stock to officers, directors and key employees of the Company. The exercise price of each option granted under the Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options will be exercisable in whole or in part upon such terms as may be determined by the committee. Options will not be exercisable later than ten years after the date of grant.

During 2000, Pickens awarded stock options to purchase 45,000 shares of common stock to the three initial officers at the offering price of $10 per share. Of the shares awarded, 30,000 shares will vest evenly on the fifth, seventh and ninth anniversaries of the Company’s opening. The remaining 15,000 shares will fully vest on the fifth anniversary of Pickens’ opening. None of these shares are exercisable as of December 31, 2004.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(10)	Employee and Director Benefit Plans, continued
In February 2003, the Company initiated a postretirement benefit plan to provide retirement benefits to key officers and to provide death benefits for their designated beneficiaries. Under the plan, the Company purchased life insurance contracts on the lives of the key officers. The increase in cash surrender value of the contracts, less the Company’s cost of funds, constitutes the Company’s contribution to the plan each year. Plan participants are to be paid annual benefits for a specified number of years commencing upon retirement. Expenses incurred for benefits relating to this plan were approximately $47,748, $36,388, and $0 during 2004, 2003, and 2002, respectively.

In 2001, the Company adopted a defined contribution plan, intended to comply with the requirements of Section 401(k) of the internal revenue code, covering substantially all employees subject to certain minimum age and service requirements. Contributions to the plan are made each payroll period and are approved annually by the Board of Directors. The Company matched each participant’s contributions up to 3% of the participant’s eligible compensation, which amounted to $21,458, $15,415, and $0 in 2004, 2003, and 2002, respectively,

(11)	Dividend Restrictions
Banking regulations restrict the amount of dividends a bank may pay without obtaining prior approval. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of total capital in relation to its assets, deposits and other such items. At December 31, 2004, Pickens may declare dividends up to fifty percent of their prior year’s net income, which approximates $982,000.

(12)	Regulatory Matters
The Company and Pickens are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Pickens to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004, that all capital adequacy requirements to which they are subject have been met.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(12)	Regulatory Matters, continued
As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized Pickens as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Pickens must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Pickens’ category.

The Company’s shareholders’ equity is approximately the same as Pickens’ shareholders’ equity as of December 31, 2004 and 2003. As such, the Company’s capital amounts and ratios are not presented.

The actual capital amounts and ratios for Pickens are presented in the table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2004:
Total Capital (to Risk Weighted Assets):	$14,922	13.18%	$9,061	8.00%	$11,326	10.00%
Tier 1 Capital (to Risk Weighted Assets):	$13,506	11.92%	$4,530	4.00%	$6,796	6.00%
Tangible Capital (to Tangible Assets):	$13,506	8.84%	$6,108	4.00%	$7,635	5.00%

As of December 31, 2003:
Total Capital (to Risk Weighted Assets):	$12,779	13.19%	$7,753	8.00%	$9,692	10.00%
Tier 1 Capital (to Risk Weighted Assets):	$11,616	11.99%	$3,877	4.00%	$5,815	6.00%
Tangible Capital (to Tangible Assets):	$11,616	9.74%	$4,770	4.00%	$5,962	5.00%

(13)	Miscellaneous Operating Expenses
Components of other operating expenses in excess of 1% of interest and other income for the years ended December 31, 2004, 2003 and 2002 are as follows:

	2004	2003	2002

Stationery and supplies	$85,888	83,457	52,286
Data processing fees	151,917	130,218	108,074
Professional fees	117,286	171,293	62,077
Advertising and marketing	131,857	110,920	59,907

(14)	Fair Value of Financial Instruments
The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

Cash and Cash Equivalents
For cash and due from banks, interest-bearing deposits, commercial paper and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities Available for Sale
Fair values for investment securities are based on quoted market prices.

Other Investments
The carrying amount of other investments approximates fair value.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(14)	Fair Value of Financial Instruments, continued
Loans
The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Cash Surrender Value of Life Insurance
For cash surrender value of life insurance, the carrying value is a reasonable estimate of fair value.

Deposits
The fair value of demand, interest-bearing demand and savings deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

FHLB Advances
The fair value of FHLB advances is estimated based upon discounted future cash flows using a discount rate comparable to the current market rate for such borrowings.

Commitments to Extend Credit and Standby Letters of Credit
Because commitments to extend credit and standby letters of credit are made using variable rates and have short-term maturities, the carrying value and the fair value are immaterial.

Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The carrying amount and estimated fair values of the Company’s financial instruments at December 31, 2004 are as follows:

	2004		2003
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
	(in thousands)		(in thousands)
Assets:
Cash and cash equivalents	2,361	2,361	3,249	3,249
Investment securities available for sale	24,076	24,076	20,907	20,907
Other investments	515	515	264	264
Loans, net of allowance	119,421	116,735	89,791	90,655
Cash surrender value of life insurance	1,886	1,886	1,351	1,351

Liabilities:
Deposits	134,717	136,692	105,539	106,080
FHLB advances	3,900	3,831	1,900	2,030

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, continued

(15)	Parent Company
As of October 20, 2003 Community Banks of Georgia, Inc. received regulatory approval and effected a corporate reorganization whereby the shareholders of Community Bank of Pickens County became shareholders of Community Banks of Georgia, Inc. by exchanging their current Community Bank of Pickens County shares for Community Banks of Georgia, Inc. shares on a one for one basis.

The transaction has been accounted for as a corporate reorganization by entities under common control, whereby Community Banks of Georgia, Inc. has been capitalized as of the effective date of the reorganization based on the historical financial statements of Community Bank of Pickens County. Therefore, the financial statements of Community Banks of Georgia, Inc. have been restated by taking Community Bank of Pickens County’s 2004 and 2003 financial statements and reclassifying certain components.

Balance Sheets

Assets

	2004	2003
Cash	$28,499	-
Investment in Bank	13,514,982	11,618,480
	$13,543,481	11,618,480

Liabilities and Shareholders’ Equity

Other liabilities	$-	37,275
Shareholders’ equity	13,543,481	11,581,205
	$13,543,481	11,618,480

Statements of Earnings

For the Years Ending December 31, 2004 and 2003

	2004	2003
Dividend income	$75,000	-
Operating expense	(9,226)	(37,275)
Equity in undistributed earnings of Bank	1,889,310	1,308,304
Net earnings	$1,955,084	1,271,029

Statements of Cash Flows

For the Years Ending December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net earnings	$1,955,084	1,271,029
Adjustments to reconcile net earnings to net cash provided by operating activities:
Equity in undistributed earnings of Bank	(1,889,310)	(1,308,304)
Change in other assets and other liabilities	(37,275)	37,275
Net cash provided by operating activities, which is also net change in cash	28,499	-
Cash at beginning of year	-	-
Cash at end of year	$28,499	-

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Community Banks of Georgia, Inc.

We have issued our report dated February 25, 2005, accompanying the consolidated financial statements included in the Annual Report of Community Banks of Georgia, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Schedule 13e-3 and Proxy Statement of Community Banks of Georgia, Inc., which report appears in the Annual Report on Form 10-KSB.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
June 17, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Community Banks of Georgia, Inc.

We have issued our report dated February 13, 2004, accompanying the consolidated financial statements included in the Annual Report of Community Banks of Georgia, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Schedule 13e-3 and Proxy Statement of Community Banks of Georgia, Inc. and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003, which report appears in the Annual Report on Form 10-KSB.

                                                                                              /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
April 29, 2005

Appendix C

Pro Forma Effect of the Reorganization

The following selected pro forma financial data illustrates the pro forma effect of the Reorganization on the Company’s financial statements as of March 31, 2005 and December 31, 2004, for the period ended March 31, 2005, and the years ended December 31, 2004 and 2003. Management has prepared this information based on its estimate that the Company will pay $1,204,859 to shareholders in the Reorganization and approximately $75,000 in transaction expenses for a total cost of $1,279,859. Please see “Pro Forma Consolidated Financial Information” for the complete pro forma financial information relating to this transaction.

Selected Historical and Pro Forma Consolidated Financial Data

(In thousands except per share data)	As of and for the period ended March 31, 2005		As of and for the year ended December 31, 2004		As of and for the year ended December 31, 2003
	Actual	Pro Forma	Actual	Pro Forma	Actual	Pro Forma

Net interest income	$1,571	1,556	5,664	5,605	4,319	4,263
Provision for loan losses	133	133	325	325	558	558
Noninterest income	149	149	564	564	512	512
Noninterest expense	855	855	2,778	2,778	2,242	2,242
Income tax expense	211	205	1,170	1,148	760	739
Net income	$521	512	1,955	1,918	1,271	1,236

PER COMMON SHARE
Basic earnings per share	$.54	.56	2.02	2.10	1.34	1.38
Diluted earnings per share	.50	.52	1.89	1.96	1.28	1.33
Book value	$14.32	13.83	13.96	13.44	11.94	11.29

AT PERIOD END
Assets	$159,089	157,809	152,784	151,504	119,358	118,078
Stockholders’ equity	13,894	12,614	13,544	12,264	11,581	10,301
Common shares outstanding	970	912	970	912	970	912

Weighted average shares outstanding	970	912	970	912	951	893

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheets as of March 31, 2005, and December 31, 2004 (the “Pro Forma Balance Sheets”), and the unaudited pro forma consolidated statements of earnings for the period ended March 31, 2005, and the years ended December 31, 2004 and 2003, respectively (collectively, the “Pro Forma Statements of Earnings”), show the pro forma effect of the Reorganization. Pro forma adjustments to the Pro Forma Balance Sheets are computed as if the Reorganization occurred at March 31, 2005, while the pro forma adjustments to the Pro Forma Statements of Earnings are computed as if the Reorganization were consummated on January 1, 2003, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by the Company after consummation of the Reorganization.

The pro forma information does not purport to represent what the Company’s results of operations actually would have been if the Reorganization had occurred on January 1, 2003.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Pro Forma Consolidated Balance Sheet
March 31, 2005
(Unaudited)

	Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Cash and due from banks	2,278			2,278
Federal funds sold	-			-
Cash and cash equivalents	2,278			2,278

Investment securities available for sale	22,649	(1)	(1,280)	21,369
Other investments	588			588
Loans, net	126,796			126,796
Premises and equipment	2,547			2,547
Cash surrender value of life insurance	1,907			1,907
Accrued interest receivable and other assets	2,324		-	2,324
Total assets	159,089	(1)	(1,280)	157,809

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand	7,317			7,317
Interest bearing demand	14,709			14,709
Savings	2,359			2,359
Time	69,523			69,523
Time over $100,000	45,561			45,561
Total deposits	139,469			139,469

Federal funds purchased	994			994
Federal Home Loan Bank advances	3,900			3,900
Accrued expenses and other liabilities	832			832

Total liabilities	145,195			145,195

Shareholders’ equity:
Common stock	4,850	(1)	(289)	4,561
Additional paid-in capital	5,804	(1)	(991)	4,813
Retained earnings	3,401		-	3,401
Accumulated other comprehensive income	(161)		-	(161)

Total stockholders’ equity	13,894	(1)	(1,280)	12,614

Total liabilities and equity	159,089	(1)	(1,280)	157,809

(1) Retirement of 57,787 shares at $20.85
plus $75,000 in transaction costs

Shares outstanding	970,000			912,213
Book value per share	14.32			13.83

See accompanying notes to consolidated pro forma financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Pro Forma Consolidated Balance Sheet
December 31, 2004
(Unaudited)

	Historical	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Cash and due from banks	$819		819
Federal funds sold	1,542		1,542
Cash and cash equivalents	2,361		2,361

Investment securities available for sale	24,076	(1,280)	22,796
Other investments	515		515
Loans, net	119,421		119,421
Premises and equipment	2,454		2,454
Cash surrender value of life insurance	1,886		1,886
Accrued interest receivable and other assets	2,071	-	2,071
Total assets	$152,784	(1,280)	151,504

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand	$7,684		7,684
Interest bearing demand	15,030		15,030
Savings	2,324		2,324
Time	67,187		67,187
Time over $100,000	42,492		42,492
Total deposits	134,717		134,717

Federal Home Loan Bank advances	3,900		3,900
Accrued expenses and other liabilities	623		623

Total liabilities	139,240		139,240

Shareholders’ equity:
Common stock	4,850	(289)	4,561
Additional paid-in capital	5,804	(991)	4,813
Retained earnings	2,881	-	2,881
Accumulated other comprehensive income	9	-	9

Total stockholders’ equity	13,544	(1,280)	12,264

Total liabilities and equity	$152,784	(1,280)	151,504

(1) Retirement of 57,787 shares at $20.85
plus $75,000 in transaction costs

Shares outstanding	970,000		912,213
Book value per share	$13.96		13.44

See accompanying notes to consolidated pro forma financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Pro Forma Condensed Consolidated Statements of Earnings
For the Period Ended March 31, 2005
(In thousands, except per share data)
(Unaudited)

	Historical		Pro Forma Adjustments	Pro Forma

Interest income	$2,495		(15)	2,480
Interest expense	924	(1)	-	924
Net interest income	1,571		(15)	1,556

Provision for loan losses	133			133
Noninterest income	149			149
Noninterest expense	855		-	855
Earnings before taxes	732		(15)	717

Income tax expense/(benefit)	211	(2)	(6)	205

Net earnings	$521		(9)	512

(1) Decrease in interest income on investment securities available for sale at 4.7%
(2) Income tax effect of reduced income at 38%

Basic earnings per share	$.54			$.56
Diluted earnings per share	$.50			$.52

Weighted average shares:
Basic	970,000		(57,787)	912,213
Diluted	1,036,667		(57,787)	978,880

See accompanying notes to consolidated pro forma financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Pro Forma Condensed Consolidated Statements of Earnings
For the Year Ended December 31, 2004
(In thousands, except per share data)
(Unaudited)

	Historical		Pro Forma Adjustments	Pro Forma

Interest income	$8,505		(59)	8,446
Interest expense	2,841	(1)	-	2,841
Net interest income	5,664		(59)	5,605

Provision for loan losses	325			325
Noninterest income	564			564
Noninterest expense	2,778		-	2,778
Earnings before taxes	3,125		(59)	3,066

Income tax expense/(benefit)	1,170	(2)	(22)	1,148

Net earnings	$1,955		(37)	1,918

(1) Decrease in interest income on investment securities available for sale at 4.6%
(2) Income tax effect of reduced income at 38%

Basic earnings per share	$2.02			$2.10
Diluted earnings per share	$1.89			$1.96

Weighted average shares:
Basic	970,000		(57,787)	912,213
Diluted	1,036,667		(57,787)	978,880

See accompanying notes to consolidated pro forma financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Pro Forma Consolidated Statements of Earnings
For the Year Ended December 31, 2003
(In thousands, except per share data)
(Unaudited)

	Historical		Pro Forma Adjustments	Pro Forma

Interest income	$6,402	(1)	(56)	6,346
Interest expense	2,083		-	2,083
Net interest income	4,319		(56)	4,263

Provision for loan losses	558			558
Noninterest income	512			512
Noninterest expense	2,242		-	2,242
Earnings before income taxes	2,031		(56)	1,975

Income tax expense/(benefit)	760	(2)	(21)	739

Net earnings	$1,271		(35)	1,236

(1) Decrease in interest income on investment securities available for sale at 4.4%
(2) Income tax effect of reduced income at 38%

Basic earnings per share	$1.34			1.38
Diluted earnings per share	$1.28			1.33

Weighted average shares:
Basic	950,949		(57,787)	893,162
Diluted	989,949		(57,787)	932,162

See accompanying notes to consolidated pro forma financial statements.

COMMUNITY BANKS OF GEORGIA, INC. AND SUBSIDIARY
Notes to Consolidated Pro Forma Financial Statements

(1)
The unaudited consolidated pro forma balance sheets as of March 31, 2005, and December 31, 2004, and consolidated statements of earnings for the period ended March 31, 2005, and the years ended December 31, 2004 and 2003 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the Reorganization as if it had occurred on the earliest date presented.

(2)
In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and of a recurring nature.

Appendix D

GEORGIA DISSENTERS’ RIGHTS STATUTE

14-2-1301. Definitions.

As used in this article, the term:

(1)    “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)    “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)     “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)    “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14- 2-1327.

(5)    “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)    “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)     “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)    “Shareholder” means the record shareholder or the beneficial shareholder. (Code 1981, § 14-2-1301, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p.1231, § 16.)

14-2-1302. Right to dissent.

(a)    A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)    Consummation of a plan of merger to which the corporation is a party:

(A)    If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)    The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)    Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations and relative rights identical to those previously held by each shareholder; and

(iii)    The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)    If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)    Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)    Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)    An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)    Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)    A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)    Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)    In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)    The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, § 14-2-1302, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 58; Ga. L. 1999, p. 405, § 11; Ga. L. 2003, p. 897, § 11.)

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, § 14-2-1303, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1320. Notice of dissenters’ rights.

(a)    If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)    If corporate action creating dissenters’ rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, § 14-2-1320, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 17.)

14-2-1321. Notice of intent to demand payment.

(a)    If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)    Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)    Must not vote his shares in favor of the proposed action.

(b)    A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1321, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1322. Dissenters’ notice.

(a)    If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)    The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)    State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)    Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)    Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)    Be accompanied by a copy of this article. (Code 1981, § 14-2-1322, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1323. Duty to demand payment.

(a)    A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)    A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)    A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1323, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1324. Share restrictions.

(a)    The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)    The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, § 14-2-1324, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1325. Offer of payment.

(a)    Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)    The offer of payment must be accompanied by:

(1)    The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)    A statement of the corporation’s estimate of the fair value of the shares;

(3)    An explanation of how the interest was calculated;

(4)    A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)    A copy of this article.

(c)    If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, § 14-2-1325, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 59; Ga. L. 1993, p. 1231, § 18.)

14-2-1326. Failure to take action.

(a)    If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)    If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, § 14-2-1326, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1990, p. 257, § 20.)

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a)    A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)    The dissenter believes that the amount offered under Code Section 14- 2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)    The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)    A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)    If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)    The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)    The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, § 14-2-1327, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 60; Ga. L. 1990, p. 257, § 21; Ga. L. 1993, p. 1231, § 19.)

14-2-1330. Court action.

(a)    If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)    The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)    The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)    The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)    Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, § 14-2-1330, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 61; Ga. L. 1993, p. 1231, § 20; Ga. L. 2000, p. 1589, § 3.)

14-2-1331. Court costs and counsel fees.

(a)    The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)    The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)    Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)    Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)    If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, § 14-2-1331, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, § 14-2-1332, enacted by Ga. L. 1988, p. 1070, § 1.)

Appendix E

Community Banks of Georgia, Inc.

A Valuation of the Trading value of Common Shares

As of February 7, 2005

T. Stephen Johnson & Associates, Inc. (“TSJ&A”) has been engaged to provide an opinion as to the trading value of the common stock of Community Banks of Georgia of Jasper, Inc., Georgia (“CBG”). TSJ&A relied upon and assumed the accuracy and completeness of publicly available information concerning CBG and other information provided to it by management. TSJ&A has not attempted to independently verify such information.

CBG is a holding company headquartered in Jasper, Georgia, with the entirety of its operations in Pickens County. It has one wholly-owned subsidiary, that being Community Bank of Pickens (“The Bank”). The Bank has operated as a commercial bank in Jasper, Pickens County, Georgia since October 2000. CBG was formed on October 20, 2003. As of December 31, 2004, CBG had total consolidated assets of $153,092,561. The Bank became profitable in early 2002 after a reasonable 18 month loss across 2000 and 2001 related to start-up expenses, and the Bank achieved cumulative profitability in 2003. Projections based on historical earnings and management estimates for 2005 indicate the Bank should maintain a steady growth rate in 2006 and beyond. To date, the Bank has not paid a cash dividend.

To assist in rendering its opinion, TSJ&A performed two analyses. An Investment Value was calculated by discounting future cash flows assuming a steady growth in earnings following the 2005 projections and assuming no future cash dividends. An Assumed Trading Value was calculated by applying industry standard pricing multiples for peer group banks to the earnings-per-share, book value and total assets of CBG and by reviewing the trading activity of the stock during the last eighteen months.

Investment Value:
CBG has been profitable since mid-2002 with steadily growing profits. Management anticipates the Bank will continue its upward earnings trend with a slowing rate in 2005 followed by stable earnings growth in 2006 and beyond. For purposes of this analysis, earnings are projected to continue growing at a rate of 15 percent or approximately the same volume growth experienced and projected in these initial four years. To date, CBG has not paid any cash dividend, and management asserts there is no current plan to begin paying a cash dividend.

TSJ&A calculated an Investment Value assuming net income will grow at an average annual growth rate of 15 percent for a period of ten years. The final period ending book value was discounted at 7.00 percent, assumed to be the required investment return, to determine what an investor would be willing to pay today for one share of stock to be held for ten years. The resulting value is $19.88 per fully diluted share, which includes 150,000 fully vested organizer warrants, but does not include 45,000 options awarded to the management team, which will vest on the following schedule: 25,000 options on October 2, 2005, 10,000 options on October 2, 2007 and 10,000 options on October 2, 2009. Exhibit B includes the complete analysis.

Assumed Trading Value:
The Bank was initially capitalized by selling 570,000 shares of common stock at $10.00 per share for a total capitalization of $5,700,000. The Bank raised additional capital by selling 400,000 shares of common stock at $12.50 in a secondary offering closed February, 2003. Outside of these two public offerings, CBG shares should be described as thinly traded. During the past 21 months, management has reported 21 trades with a total volume of 21,826 shares with prices ranging from $12.50 in April, 2003 to $15.00 in March, 2004 to $17.50 in June, 2004. The most recent trade on December 31, 2004 was priced at $17.50.

In this analysis, TSJ&A reviewed current trading information for the common shares of 45 banks headquartered in the southeastern United States with total assets between $150 million and $250 million with a traded security. TSJ&A calculated the mean price-to-book, price-to-earnings and price-to-assets for each of these banks. These ratios were applied to financial information for CBG and adjusted downward by 20% to adjust for the lack of liquidity in CBG stock. Each calculation was given equal weighting. The resulting value is $22.79 per fully diluted share of CBG common stock. Please see Exhibit D for detailed analysis.

Conclusion:
The financial analyses performed suggest a price ranging from $19.88 to $22.79 per fully diluted share of CBG common stock. TSJ&A believes that the Assumed Trading Value (Exhibit D) represents the market conditions in the southeast, but it does not reflect actual earnings challenges and opportunities in Pickens County. The Investment Value (Exhibit B) will be double weighted because it reflects the value of projected future earnings for CBG within the local market. Therefore, it is the opinion of TSJ&A that the fair market value would center on $20.85 per fully diluted share of Community Banks of Georgia common stock. This price reflects a price-to-book ratio of 1.49:1 and a fully diluted price-to-earnings (TTM) ratio of 11.91:1.

Investment Analysis											Exhibit A
Recap of Shares and Dividends

Community Banks of Georgia, Inc.; Jasper, GA

Year	Beginning Shares	Change	Ending Shares	Beginning Equity	Net Income (1)	Cash Dividends Paid	Payout Ratio	Other Equity Changes	Ending Equity	Ending Book Value	Weighted Average Shares	Earnings per Share (3)	Growth Rate
2000
2001	570,000	-	570,000	$5,153	$(57)	$-	0.00%	$-	$5,096	$8.94	570,000	$(0.10)	-----
2002	570,000	271,231	841,231	$5,096	$330	$-	0.00%	$3,390	$8,817	$10.48	841,231	$0.39	-----
2003	841,231	128,769	970,000	$8,817	$1,193	$-	0.00%	$1,572	$11,581	$11.94	905,616	$1.32	235.68%
2004	970,000		970,000	$11,581	$1,955	$-	0.00%	$-	$13,543	$13.96	970,000	$2.02	53.04%

(1) Net income for 2001, 2002, and 2003 includes comprehensive gains (losses) of ($34,948), $115,165, and ($78,318) respectively.
(2) Ending equity for 2004 includes an additional accrual for FASB 115 Reserve of $7,193.
(3) Fully diluted earnings per share for 2004 is $1.75 per share.

Investment Analysis								Exhibit B
Community Banks of Georgia, Inc.; Jasper, GA
Earnings Growth Rate:				15.00%			Discount Rate:	7.00%
Annual Holding Company Expenses (1)				15,000

Date	Ending Equity	Beginning Shares Outstanding	Ending Shares Outstanding	Ending Book Value	Average Weighted Shares	Net Income (2)	Earnings per Share	Dividends Per Share	Present Value of Cash Flow
2001	$5,096	570,000	570,000	$8.94	570,000	$(57)	$1.32	$-
2002	$8,817	570,000	841,231	$10.48	773,423	$330	$2.02	$-
2003	$11,581	841,231	970,000	$11.94	937,808	$1,193	$1.27	$-	$0.00
2004	$13,543	970,000	970,000	$13.96	970,000	$1,955	$2.02	$-	$0.00
2005	$15,790	970,000	970,000	$16.28	970,000	$2,246	$2.32	$-	$0.00
2006	$18,358	970,000	970,000	$18.93	970,000	$2,568	$2.65	$-	$0.00
2007	$21,297	970,000	970,000	$21.96	970,000	$2,938	$3.03	$-	$0.00
2008	$24,661	970,000	970,000	$25.42	970,000	$3,364	$3.47	$-	$0.00
2009	$28,515	970,000	970,000	$29.40	970,000	$3,854	$3.97	$-	$0.00
2010	$32,932	970,000	970,000	$33.95	970,000	$4,417	$4.55	$-	$0.00
2011	$37,996	970,000	970,000	$39.17	970,000	$5,065	$5.22	$-	$0.00
2012	$43,806	970,000	970,000	$45.16	970,000	$5,809	$5.99	$-	$0.00
2013	$50,471	970,000	970,000	$52.03	970,000	$6,666	$6.87	$-	$0.00
2014	$58,122	970,000	970,000	$59.92	970,000	$7,650	$7.89	$-	$0.00
Sum of Present Value of Future Cash Flows:									$-
Present Value of Tenth Year Book Value:									$22.96

Present Value of Investment in Ten Years:									$22.96
Present Value of Fully Diluted Shares (3):									$19.88
Multiple of Current Book Value:									1.90
Multiple of 2004 EPS:									9.86

(1) HC Expenses estimated based on management projections; 2005 estimates include $30,000 related to stock buyback program.
(2) 2005 Net Income based on management projections; 2006 - 2014 based on steady growth rate
(3) Diluted pricing includes 150,000 fully vested organizer warrants, but does not include 45,000 management options vesting on the following schedule: 25,000-Oct. 2005, 10,000-Oct. 2007, 10,000-Oct. 2009. Exercise price is $10.00 per share for all options.

Investment Analysis
Community Banks of Georgia; Jasper, GA

Exhibit D

Community Banks of Georgia, Inc.	December 31, 2004 Book Value per Share		$	13.96
	December 31, 2004 Fully Diluted Book Value per Share (1)		$	13.43
	Average Peer Group Trading Multiple			1.82
	Assumed Public Trading Value		$	25.36
	Liquidity Discount	-20%	$	(5.07)
	Implied Price per share		$	20.29
	Implied Price per diluted share (1)		**$**	**19.51**

Community Banks of Georgia, Inc.	December 31, 2004 Earnings per Share		$	2.02
	December 31, 2004 Fully Diluted Earnings per Share (1)		$	1.75
	Average Peer Group P/E Multiple			22.43
	Assumed Public Trading Value		$	45.21
	Liquidity Discount	-20%	$	(9.04)
	Implied Price per share		$	36.17
	Implied Price per diluted share (1)		**$**	**31.33**

Community Banks of Georgia, Inc.	December 31, 2004 Assets per share		$	158
	December 31, 2004 Fully Diluted Earnings per Share (1)		$	137
	Average Peer Group Price/Assets Multiple			16.0%
	Assumed Public Trading Value		$	25.30
	Liquidity Discount	-20%	$	(5.06)
	Implied Price per share		$	20.24
	Implied Price per diluted share (1)		**$**	**17.53**

Average (Equally weighted) Implied Price per diluted share(1)	**$**	**22.79**

TSJ&A

									Exhibit D

				Closing Price	Date of	Price/ Earnings	Price/ Book	Total Assets MstRctQtr	Total Equity MstRctQtr	Net Income MstRctQtr	Price/ Assets
Company Name	Ticker	State	Region	($)	Closing Price	(x)	(%)	($000)	($000)	($000)	(%)
Cherokee Banking Company	CHKJ	GA	SE	16.52	01/28/2005	27.5	148.1	150,343	13,860	203	13.65
OptimumBank Holdings, Inc.	OPHC	FL	SE	12.49	01/28/2005	22.3	203.2	157,455	16,281	376	21.01
First Bank of Henry County	FBHC	GA	SE	17.25	01/28/2005	21.6	166.5	158,295	22,226	424	23.38
Surrey Bancorp	SRYB	NC	SE	20.00	01/28/2005	22.7	201.4	158,492	14,528	328	15.39
First Capital Bank	FCRV	VA	SE	18.25	01/28/2005	28.5	189.2	164,885	9,589	168	11.00
Atlantic BancGroup, Inc.	ATBC	FL	SE	26.91	01/28/2005	21.7	243.5	165,846	13,790	382	20.25
Community National Bancorporation	CBAC	GA	SE	10.05	01/28/2005	41.9	120.8	167,448	17,329	120	12.10
United Financial Banking Companies, Inc.	UFBC	VA	SE	20.00	01/28/2005	22.7	159.2	170,384	13,060	249	12.21
Exchange Bankshares, Inc.	EXCH	GA	SE	32.25	01/28/2005	NA	127.0	171,500	17,106	341	12.66
PanAmerican Bancorp	PNB	FL	SE	4.09	01/28/2005	NM	166.9	174,631	20,509	159	19.34
Community Bank of Parkersburg	CBWV	WV	SE	88.00	01/28/2005	NA	NA	179,232	15,277	524	NA
Bank of Wilmington	BKWW	NC	SE	11.50	01/28/2005	16.9	142.3	180,084	17,496	284	13.83
Cardinal Bankshares Corporation	CDBK	VA	SE	20.75	01/28/2005	14.0	123.7	184,316	25,772	560	17.29
Community Capital Bancshares, Inc.	ALBY	GA	SE	13.00	01/28/2005	36.1	144.3	185,075	25,768	213	20.09
Bank of South Carolina Corporation	BKSC	SC	SE	14.49	01/28/2005	19.1	205.2	198,701	19,821	424	20.47
First Bancshares, Inc.	FBMS	MS	SE	19.00	01/28/2005	19.8	134.8	199,308	16,418	288	11.11
Grandsouth Bancorporation	GRRB	SC	SE	8.10	01/28/2005	15.6	169.0	203,511	10,378	356	8.62
Pinnacle Bancshares, Inc.	PLE	AL	SE	14.98	01/28/2005	18.7	119.7	207,764	20,017	309	11.54

Botetourt Bankshares, Incorporated	BORT	VA	SE	23.50	01/28/2005	11.3	152.3	209,244	19,024	645	13.84
Jacksonville Bancorp, Inc.	JAXB	FL	SE	27.25	01/28/2005	35.9	264.5	212,230	17,598	317	21.93
FirstFed Bancorp, Inc.	FFDB	AL	SE	7.16	01/28/2005	19.9	93.4	212,274	18,331	219	8.06
Pinnacle Bankshares Corporation	PPBN	VA	SE	19.10	01/28/2005	15.4	125.9	212,424	22,119	459	13.10
Citizens Financial Corporation	CIWV	WV	SE	47.25	01/28/2005	14.1	144.9	212,978	20,346	440	13.84
South Street Financial Corp.	SSFC	NC	SE	10.01	01/28/2005	27.8	118.4	215,193	25,869	257	14.23
Monarch Bank	MNRK	VA	SE	15.00	01/28/2005	46.9	172.6	216,677	20,863	200	16.62
AF Financial Group, Inc. (MHC)	ASFE	NC	SE	20.50	01/28/2005	34.2	170.4	221,452	12,633	159	9.72
KS Bancorp, Inc.	KSAV	NC	SE	23.01	01/28/2005	16.0	146.5	223,208	18,802	288	12.34
Greer Bancshares Incorporated	GRBS	SC	SE	18.00	01/28/2005	15.0	212.7	224,213	20,559	608	19.51
Mountain National Bank	MNBG	VA	SE	41.75	01/28/2005	11.6	140.2	224,866	15,123	455	9.43
First Community Bank Corporation of America	FCFL	FL	SE	27.91	01/28/2005	NA	255.2	225,998	23,134	559	26.12
M&F Bancorp, Inc.	MFBP	NC	SE	10.35	01/28/2005	7.0	85.8	226,696	20,340	627	7.69
Thomasville Bancshares, Inc.	THVB	GA	SE	15.50	01/28/2005	16.9	242.8	229,622	18,752	702	19.82
Waccamaw Bankshares, Inc.	WBNK	NC	SE	18.80	01/28/2005	NA	443.4	230,917	19,134	605	36.74
CNB Financial Services, Inc.	CBFC	WV	SE	64.50	01/28/2005	11.6	161.5	232,479	18,295	635	12.71
BOE Financial Services of VA	BSXT	VA	SE	31.00	01/28/2005	12.3	150.2	232,582	24,499	817	15.82
Potomac Bancshares, Inc.	PTBS	WV	SE	27.75	01/28/2005	14.5	210.3	233,231	22,387	748	20.19
First Trust Bank	NCFT	NC	SE	23.05	01/28/2005	NA	282.5	234,110	16,930	604	20.43
Virginia National Bank	VABK	VA	SE	32.50	01/28/2005	35.3	283.8	235,147	23,518	515	27.15
First National Exchange Bank	FNEX	VA	SE	37.00	01/28/2005	11.7	99.1	237,564	18,379	387	7.67
Cornerstone Bancshares, Inc.	CSBQ	TN	SE	17.99	01/28/2005	69.2	243.1	239,543	18,726	708	19.00
Patriot Bank, National Association	POKV	VA	SE	44.75	01/28/2005	7.9	116.0	240,718	18,292	672	8.81
Beach First National Bancshares, Inc.	BFNB	SC	SE	20.25	01/28/2005	25.3	249.6	242,091	16,333	414	16.84
First State Financial Corporation	FSTF	FL	SE	12.65	01/28/2005	21.1	297.7	243,064	14,460	520	17.71
Community National Bank	CNTB	VA	SE	39.00	01/28/2005	NA	NA	244,907	20,277	567	NA

CONSENT OF FINANCIAL ADVISOR

We consent to the use of our valuation report dated February 7, 2005, our opinion dated February 10, 2005, and the reference to our firm and summarization of our opinion valuation in this Schedule 13E-3 of Community Banks of Georgia, Inc. and the accompanying Proxy Statement.

T. STEPHEN JOHNSON & ASSOCIATES, INC.

/s/ T. Stephen Johnson & Associates, Inc.

April 25, 2005

Please complete this Proxy and return it in the enclosed reply envelope, or fax it to (706) 253-9612, attn.: Frank Eubanks. Do not send your stock certificates with this Proxy.

If you wish to vote “FOR” all the proposals, all you need to do is sign and print your name at the bottom of this Proxy, in accordance with the instructions.

COMMON STOCK OF COMMUNITY BANKS OF GEORGIA, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE __________ __, SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Donald T. Keeter and John T. Trammell and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of Community Banks of Georgia, Inc. (the “Company”) to be held on _____________ __, 2005, and any adjournment or postponement thereof.

1. To vote on an Agreement and Plan of Reorganization (the “Plan”) providing for the merger of CBG Interim Corporation with and into the Company, with the Company surviving the merger and the holders of less than 500 shares of the Company’s common stock receiving $20.85 in cash in exchange for each of their shares of such stock.

☐	FOR approval and adoption of the Plan
☐	AGAINST approval and adoption of the Plan
☐	ABSTAIN

2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSAL SET FORTH ABOVE, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Date: __________ __, 2005

___________________________________
Please sign this Proxy exactly as name appears in the Company’s Shareholder record list.

___________________________________
Please print name exactly as name appears in the Company’s Shareholder record list.

Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.